Filed Pursuant to Rule 424(b)(5)
Registration No. 333-207245

Prospectus Supplement

(To Prospectus Dated October 19, 2015)

4,969,805 Shares

PROQR THERAPEUTICS N.V.

Ordinary Shares

We are offering 4,969,805 ordinary shares, with a nominal value of €0.04 per share, in this offering. Our ordinary shares are listed on the NASDAQ Global Market under the symbol “PRQR”. ProQR Therapeutics N.V. is a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. On November 13, 2017, the last reported sale price of our ordinary shares on the NASDAQ Global Market was $3.48 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

Investing in our ordinary shares involves a high degree of risk. Please read “Risk Factors” on page S-14 of this prospectus supplement and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$3.25	$16,151,866
Underwriting discounts and commissions (1)	$0.195	$850,357
Proceeds, before expenses, to us	$3.055	$15,301,510

(1)	Certain of our existing shareholders, including certain affiliates of members of our management and supervisory boards, have agreed to purchase an aggregate of approximately $4.0 million of ordinary shares in this offering at the public offering price. The underwriters will receive a reduced underwriting commission in respect of shares sold to these shareholders, as reflected in the “Total” column in the table above. In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting.”

With this offering of ordinary shares and pursuant to a separate prospectus supplement, we have agreed to sell up to an aggregate of approximately $4.6 million of ordinary shares to certain investors, in a registered direct offering at the same price per share as the public offering price set forth in the table above, which we refer to herein as our concurrent registered direct offering. The concurrent registered direct offering is being made without an underwriter or placement agent.

The underwriters may also purchase up to an additional 745,471 ordinary shares from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.

The underwriters expect to deliver the ordinary shares to the purchasers on or about November 16, 2017.

Sole Book-Running Manager

H.C. Wainwright & Co.

Co-Manager

National Securities Corporation

The date of this prospectus supplement is November 14, 2017.

S-i

We have not, and the underwriters have not, authorized anyone to provide you with information different than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ordinary shares, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our ordinary shares. Unless the context otherwise indicates, references in this prospectus to “we,” “our,” and “us” refer to ProQR Therapeutics N.V., a company organized under the laws of the Netherlands, and its consolidated subsidiaries. As adjusted financial numbers presented in this prospectus supplement have been converted from Euro to U.S. dollars at a rate of $1.1590 to €1.00, the official exchange rate quoted by the European Central Bank at the close of business on November 8, 2017.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference contain forward-looking statements based on beliefs of our management. Any statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding: the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus, and our most recent Annual Report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.

You should rely only on information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference, and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors included or incorporated herein by reference, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference.

You should rely only on the information provided in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference is accurate as of any date other than the date of the applicable document.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all the information you should consider before investing in our ordinary shares. You should carefully read this entire prospectus supplement and accompanying prospectus, including the documents incorporated by reference, particularly the risks and discussion of risks in the “Risk Factors” beginning on page S-14 of this prospectus supplement and the “Operating and Financial Review and Prospects” section and our consolidated financial statements and related notes contained in our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on March 31, 2017, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results stated in or suggested by such forward-looking statements due to a variety of factors, including those set forth in the “Risk Factors” and “Special Note Regarding Forward-Looking Statements” sections.

ProQR Therapeutics N.V.

We are an innovative biopharmaceutical company engaged in the discovery and development of RNA-based therapeutics for the treatment of severe genetic orphan disorders. Utilizing our RNA platform we are building a pipeline of therapeutics for patients in need. Our drug development programs are based on single stranded RNA oligonucleotides that are chemically modified to enhance stability and cellular uptake, and aimed to restore protein function through targeting the RNA. While all our compounds are one therapeutic modality, a variety of mechanisms of actions may be used depending on the mutation that is targeted. We believe that this targeted approach offers several advantages compared to small molecule, gene therapy and other therapeutic approaches in the treatment of the rare genetic diseases we target.

Our current pipeline consists of programs in cystic fibrosis, ophthalmology and dermatology. For cystic fibrosis, or CF, a severe genetic disease that affects approximately 77,000 people in the United States, European Union, Canada and Australia, we are developing QR-010 for the F508del mutation, which has completed two clinical trials with positive top-line data. We have a discovery pipeline for other genetic mutations causing CF. For ophthalmology, we are developing QR-110 for Leber’s congenital amaurosis type 10, or LCA10, which we are currently studying in a Phase 1/2 safety and efficacy clinical trial, QRX-421 for the ophthalmic manifestations of Usher syndrome due to exon 13 mutations in preclinical development, QRX-411 for the ophthalmic manifestations of Usher syndrome due to the PE-40 mutation in preclinical development, QRX-1011 for Stargardt’s disease due to an exon 39 splicing mutation in the ABCA4 gene in discovery stage and QRX-504 for Fuchs endothelial corneal dystrophy in discovery stage. In dermatology, we are developing QR-313 in preclinical studies for the exon 73 mutation leading to dystrophic epidermolysis bullosa, or DEB, a severe genetic blistering skin disease.

Beyond that, we have discovered and developed a novel proprietary RNA editing platform technology called Axiomer. Axiomer’s editing oligonucleotides, or EONs, are designed to recruit endogenous Adenosine Deaminases Acting on RNA, or ADAR, enzyme, and direct ADAR to make a change in the RNA at the desired location. ADAR can modify an Adenosine in the RNA into an Inosine, which is translated in the protein synthesis as a Guanine. We believe that the Axiomer platform may be applicable to more than 20,000 disease-causing mutations. We expect to complete optimization of proof-of-concept in vitro and in vivo in 2017.

We have also discovered and developed together with the Leiden University Medical Center, a program for HCHWA-D, or Katwijks disease, a genetically defined subpopulation of cerebral amyloid angiopathy, or CAA. We recently spun out this program into Amylon Therapeutics BV, in which we maintain a majority ownership.

We continue to assess our development and commercialization plans for our product candidates and intend to evaluate opportunities for beneficial collaborations or partnerships for these programs. In addition, using our discovery engine that is designed to generate a deep and broad pipeline of product candidates, we seek to enter into strategic partnerships for programs that we believe will benefit from such a partnership, and advance other selected programs independently to commercialization.

Cystic Fibrosis

Our lead product candidate for CF, QR-010, is a single stranded RNA oligonucleotide designed to restore CFTR function in patients suffering from the F508del mutation. QR-010 is self-administered via an eFlow Nebulizer manufactured by PARI Pharma GmbH. In preclinical studies, QR-010 was observed to restore CFTR function in three cellular models and two animal models. QR-010 was observed in in vitro and in vivo experiments to be able to diffuse through the CF mucous. QR-010 has been granted orphan drug designation by the European Commission and Food and Drug Administration, or FDA, for the treatment of CF caused by the F508del mutation. QR-010 has also received fast track designation from the FDA for the treatment of CF caused by the F508del mutation. The QR-010 project received funding from the European Union’s Horizon 2020 research and innovation programme under grant agreement No 633545. We intend to seek a strategic partner for further development of QR-010 for CF.

We have conducted two clinical trials of QR-010. Study PQ-010-001 was a Phase 1b safety and tolerability and exploratory efficacy study. Study PQ-010-002 was a proof-of-concept study evaluating topical administration of QR-010 and its effect on the nasal potential difference, or NPD, a biomarker of CFTR function. The Phase 2 clinical program for QR-010 is currently under design.

Study PQ-010-001, a Phase 1b safety and tolerability study in CF F508del homozygous patients

PQ-010-001 was a Phase 1b randomized, double-blind, placebo-controlled, dose-escalation 28-day study with follow-up that enrolled 70 patients with baseline forced expiratory volume in one second, or FEV1, of at least 70% in 23 centers in North America and Europe, of which 34 subjects were included in the multiple ascending dose cohorts. This study evaluated the safety, tolerability and, as a secondary endpoint, pharmacokinetics of single and multiple ascending doses of inhaled QR-010 in CF patients homozygous for the F508del mutation. Exploratory efficacy endpoints included sweat chloride, weight gain, CFQ-R Respiratory Symptom Score, or CFQ-R RSS, and lung function as measured by FEV1. In the single dose cohorts, patients received a single dose of QR-010 of 6.25 mg, 12.5 mg, 25 mg or 50 mg or placebo. In the multiple dose cohorts, patients received over a period of four weeks 12 doses of QR-010 of 6.25 mg, 12.5 mg, 25 mg or 50 mg or placebo.

All four single dose cohorts and four multiple dose cohorts have been completed. The safety data from each cohort was reviewed by an independent safety monitoring board. While three serious adverse events were observed, none of these was found to be related to the treatment. No dose-limiting toxicity was observed up to the highest dose tested. QR-010 was detected in the blood after inhaled administration in the high dose cohort. Promising results were also found for the exploratory efficacy endpoints of CFQ-R RSS and percent predicted FEV1 or ppFEV1 in the per protocol study population. In three out of four multiple dose cohorts, we observed a change in CFQ-R RSS that was well above the minimally clinically important difference, or MCID, of 4.0 points. For the same dose cohorts, this trend in improved CFQ-R RSS scores was generally stronger in the pre-specified subgroup of patients with a baseline ppFEV1 below 90%. A supportive trend was observed in ppFEV1, this trend was stronger in the pre-specified subgroup of patients with a baseline ppFEV1 below 90%. There was no change detected in sweat chloride and weight. The following figures summarize the exploratory efficacy results from the PQ-010-001 clinical trial.

Exploratory efficacy endpoint: CFQ-R Respiratory Symptom Score

Exploratory efficacy endpoint: ppFEV1

Study PQ-010-002, a Nasal Potential Difference proof-of-concept study

PQ-010-002 was an open-label, proof-of-concept study evaluating the effect of QR-010 on the nasal potential difference, or NPD, assay, an important biomarker measurement of CFTR function. The study was conducted in five NPD specialized centers in the U.S. and Europe. The study enrolled 18 CF patients, ten homozygous for the F508del mutation and eight compound heterozygous, which means the patients have one copy of the F508del mutation and one copy of another cystic fibrosis disease-causing mutation. QR-010 was applied topically to the nasal mucosa 12 times over a period of four weeks. The primary endpoint for each cohort was the change from baseline in CFTR mediated total chloride transport as measured by NPD. Additional measurements of CFTR function included sodium transport measured by average basal PD. An independent blinded central reader scored individual NPD data and an independent data review committee of NPD experts reviewed the data.

The study demonstrated that QR-010 significantly improved CFTR function in a cohort of homozygous F508del CF patients. The study met its day 26 primary endpoint as measured by a change in total chloride response in patients homozygous for the F508del mutation. In the per-protocol population of subjects homozygous for the F508del mutation meeting the pre-specified inclusion criteria (n=7), the average change from baseline in NPD at day 26 was statistically significant, -4.1 mV (p=0.0389). These findings were supported by a change in sodium channel activity and other sensitivity analyses of the NPD measurements, which indicate improvement of CFTR activity. QR-010 did not improve CFTR activity in subjects with CF compound heterozygous for the F508del mutation or for the full per protocol population. While there were adverse events during the study, QR-010 was observed to be well-tolerated in both cohorts. The following figures summarize the results from the PQ-010-002 clinical trial.

Ophthalmology

Our lead product candidate for LCA 10, QR-110, a first-in-class oligonucleotide, is designed to delay the progression of the disease or restore vision in patients with LCA 10 due to the p.Cys998X mutation in the CEP290 gene by repairing the underlying cause in the mRNA, which results in the production of the normal, or wild-type, CEP290 protein. The p.Cys998X mutation is a substitution of one nucleotide in the pre-mRNA that leads to a defective mRNA and non-functional protein. QR-110 is designed to bind to the mutated location in the pre-mRNA, thereby leading to normally spliced or wild-type mRNA manifestation, which could lead to the production of normal or wild-type protein. In pre-clinical studies of QR-110, it was shown to convert close to 100 percent of the mutant mRNA to wild-type in a homozygous optic cup organoid model, which led to a functional CEP290 protein. QR-110 is designed to be administered through an intravitreal injection in the eye which is considered a routine procedure, and has been shown in vivo that QR-110 reaches the outer nuclear layer of the eye following a single intravitreal injection. The long half-life of QR-110 in the eye may allow for infrequent dosing. The company conducted a pre-evaluation/retrospective natural history study collection data of 22 LCA 10 patients over a period of 16 years in 2017. Based on the data collected from the pre-evaluation study as well as the preclinical safety and efficacy studies, we are currently conducting a clinical trial of QR-110 in adult and pediatric LCA10 patients with one or two copies of the CEP290 p.Cys998X mutation. Our ongoing Phase 1/2 safety and efficacy study will enroll six pediatric patients over the age of six and six adult patients. We dosed our first LCA10 patient in this clinical trial in November 2017. The patients will receive one loading dose and three maintenance doses over the period of 12 months in one eye, with the other eye serving as the control. Three different dosing regimens will be tested: a low dose group (160 µg loading dose / 80 µg maintenance dose), a mid dose group (320 µg loading dose / 160 µg maintenance dose) and a high dose group (500 µg loading dose / 270 µg maintenance dose). The objectives of the trial will include safety, tolerability, pharmacokinetics and efficacy as measured by restoration or improvement of visual function and retinal structure through ophthalmic endpoints such as visual acuity, full field stimulus testing, or FST, optical coherence tomography, OCT, pupillary light reflex, or PLR, mobility course and fixation stability. Changes in quality of life in the trial subjects will also be evaluated. We are conducting this study at three sites in the U.S. and Belgium and it is being overseen by a Data Monitoring Committee. We expect interim safety and efficacy trial results from the majority of patients after six months of treatment in 2018, with full 12 month treatment data from all patients in the trial 2019.

QR-110 was granted orphan drug designation by the FDA and European Commission for the treatment of the p. Cys988X mutation in the CEP290 gene. QR-110 has also received fast track designation by the FDA for the treatment of LCA10.

For Usher syndrome, a progressive disease leading to hearing loss and blindness, we are developing QRX-421 for the ophthalmic manifestation of Usher syndrome due to exon 13 mutations and QRX-411 for the ophthalmic manifestations of Usher syndrome due to the PE-40 mutation. Mutations in exon 13 of the USH2A gene affect approximately 12,000 patients in the United States, European Union, Canada and Australia. Mutations in PE-40 of the USH2A gene affect approximately 1,000 patients in the United States, European Union, Canada and Australia. Both product candidates are single stranded oligonucleotides that aim to restore a functional Ush2a protein to restore vision. We have initiated preclinical development of QRX-421, and plan to initiate a clinical trial towards the end of 2018. This planned clinical trial consists of a single dose arm and a six-month adaptive multiple dose arm. We expect to receive top-line data from the single dose arm in the first half of 2019 and from the adaptive multiple dose arm in 2019. QRX-411 is also currently in preclinical development, with the goal of starting a clinical trial towards the end of 2018 with a topline data readout expected in 2019.

We are also developing QRX-1011 for Startgards disease due to an exon 93 splicing mutation in the ABCA4 and QRX-504 for Fuchs’ endothelial corneal dystrophy. Both programs are in the optimization phase, which is the last stage in discovery. Once optimized, we intend to continue to advance these molecules into preclinical development.

Dermatology

Our lead program in dermatology is QR-313, a first-in-class RNA-based oligonucleotide designed to address the underlying cause of DEB due to mutations in exon 73 of the COL7A1 gene. Mutations in this exon can cause loss of functional collagen type VII, or C7 protein. Absence of C7 results in the loss of anchoring fibrils that normally link the dermal and epidermal layers of the skin together. QR-313 is designed to exclude exon 73 from the mRNA, referred to as exon skipping, and produce truncated but functional C7 protein and thereby restore functionality of the anchoring fibrils. We expect to start our first in human study of QR-313 in DEB exon 73 patients in early 2018. We plan to conduct this study as a Phase 1/2 clinical trial in two parts, each enrolling six to ten DEB patients with exon 73 mutations, and each evaluating safety, tolerability and pharmacokinetics. Part A of the clinical trial is expected to be an open label, single wound treatment for 28 days, while Part B of the clinical trial is expected to be a placebo controlled, multiple wound treatment for 28 days. We expect to receive interim data from Part A of the trial in 2018 and full results that include Part B of the trial in early 2019. Beyond QR-313, we have a pipeline of discovery-stage programs for other mutations that cause DEB, including QRX-323 and QRX-333.

Discovery Programs

Beyond CF, LCA and DEB, our innovation unit is currently evaluating over 100 disease targets through our internal research or that of external collaborators. These disease targets are based on our multiple RNA technologies that we discovered internally or in-licensed. We have a rigorous evaluation process in identifying programs for our pipeline that includes establishing genetic causality, ability to deliver drug to the target organ, intellectual property protection, strong proof of concept, and a high unmet need. Our early stage programs are in various stages of discovery and target different severe genetic disorders where we believe our technologies have the potential to deliver therapeutic benefits to affected patients.

Company Information

Our company is registered with the Dutch Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 54600790. Our corporate seat is in Leiden, the Netherlands, and our registered office is at Zernikedreef 9, 2333 CK Leiden, the Netherlands, and our telephone number is +31 88 166 7000. Our website address is www.proqr.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. Our website address is included in this document as an inactive textual reference only. Our ordinary shares are traded on the NASDAQ Global Market under the symbol “PRQR”.

ProQR was formed in February 2012 by Daniel de Boer, Gerard Platenburg, the late Henri Termeer and Dinko Valerio. Mr. de Boer is a passionate and driven entrepreneur and advocate for CF patients, and has assembled an experienced team of successful biotech executives as co-founders and early investors. ProQR’s team has extensive experience in discovery, development and commercialization of CF treatments and RNA therapeutics. To date, we have raised approximately €142 million in gross proceeds from our public offerings of shares on the NASDAQ Global Market and private placements of equity securities. In addition, we have received grants, loans and other funding from CF-focused patient organizations and government institutions supporting our program for CF, including from Cystic Fibrosis Foundation Therapeutics, Inc., a subsidiary of the Cystic Fibrosis Foundation and the European Commission. Our headquarters are located in Leiden, the Netherlands.

On September 25, 2017, we established a Dutch foundation named Stichting Bewaarneming Aandelen ProQR for the administration of option exercises under our 2014 Plan. We have issued an aggregate of 3,330,225 ordinary shares to the foundation, with the nominal value of €0.04 per share to be paid out of our reserves. Upon exercise of outstanding options, the foundation will transfer the appropriate number of ordinary shares underlying such exercise and the optionee will pay the appropriate exercise price to us as share premium. Our company is the sole director of the foundation, and the foundation is not permitted to receive dividends or to vote the ordinary shares it will hold from time to time.

THE OFFERING

Ordinary shares offered by us	4,969,805 ordinary shares.

Option to purchase additional ordinary shares	We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional 745,471 ordinary shares at the public offering price less the underwriting discounts and commissions.

Ordinary shares to be outstanding immediately after this offering and our concurrent registered direct offering	31,860,347 ordinary shares (32,605,818 shares assuming the underwriters exercise in full their option to purchase additional shares).

Use of proceeds	We estimate that the net proceeds to us from this offering and our concurrent registered direct offering, after deducting underwriting discounts and commissions applicable to this offering and estimated offering expenses payable by us, will be approximately $19.6 million, or $21.9 million if the underwriters exercise their option to purchase additional shares from us in full. We intend to use the net proceeds from this offering and our concurrent registered direct offering to fund research and development for our product candidates and for working capital and general corporate purposes. See “Use of Proceeds”.

Risk factors	An investment in our ordinary shares involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-14 of this prospectus supplement, Item 3.D. of our Annual Report on Form 20-F for the year ended December 31, 2016, and under similar headings in the other documents that are incorporated by reference herein and therein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Market for the ordinary shares	Our ordinary shares are quoted and traded on NASDAQ Global Market under the symbol “PRQR.”

Certain of our existing shareholders, including certain affiliates of members of our management and supervisory boards, have agreed to purchase an aggregate of approximately $4.0 million of ordinary shares in this offering at the public offering price.

Concurrently with this offering, we have agreed to sell an aggregate of $4.6 million of ordinary shares to certain investors, in a concurrent registered direct offering, at the same price per share as the public offering price. The concurrent registered direct offering is being conducted without an underwriter or placement agent as a separate offering by means of a separate prospectus supplement. Closing of the concurrent registered direct offering is contingent upon us completing this offering. This offering is not contingent upon the completion of the concurrent registered direct offering.

The number of ordinary shares expected to be outstanding after this offering and our concurrent registered direct offering and, unless otherwise indicated, the information in this prospectus supplement are based on 25,462,849 ordinary shares outstanding as of September 30, 2017 and excludes:

•	3,330,225 ordinary shares that we issued to the foundation to facilitate the issuance of ordinary shares upon exercise of option awards under our equity incentive plans. Such shares are held by the foundation until they are transferred to an optionee upon the exercise of options. As of September 30, 2017, 3,353,675 options have been granted by us; and

•	1,173,577 treasury shares held by us, which had been reserved to transfer ordinary shares to optionees upon exercise of awards under our equity incentive plans as of September 30, 2017.

Except as otherwise indicated, we have presented the information in this prospectus supplement assuming:

•	no exercise by the underwriters in this offering of their option to purchase additional ordinary shares; and

•	no exercise of outstanding options described above.

SUMMARY FINANCIAL DATA

The summary consolidated financial data for each of the years ended December 31, 2015 and 2016 have been derived from our audited consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary consolidated financial data for each of the six-month period ended June 30, 2016 and 2017 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements included in this prospectus and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to fairly state our financial position as of June 30, 2017 and results of operations for the six-month period ended June 30, 2016 and 2017. The following summary consolidated financial data should be read in conjunction with our “Operating and Financial Review and Prospects” and our consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the IASB, or IFRS.

Condensed Consolidated Statements of Comprehensive Loss Data:

	Years Ended		Six Months Ended
	December 31, 2016	December 31, 2015	June 30, 2017	June 30, 2016
	(€ in thousands, except for per share data)
Statement of comprehensive loss data:
Other income	1,828	3,235	658	1,278
Research and development costs	(31,923)	(23,401)	(15,582)	(15,504)
General and administrative costs	(9,478)	(6,837)	(5,196)	(5,217)

Operating result	(39,573)	(27,003)	(20,120)	(19,443)
Finance income and expense	470	6,171	(1,721)	(714)
Income taxes	—	—	(2)	—

Net loss (attributable to equity holders of the Company)	(39,103)	(20,832)	(21,843)	(20,157)

Other comprehensive income	(16)	1	65	0

Total comprehensive loss (attributable to equity holders of the Company)	(39,119)	(20,831)	(21,778)	(20,157)

Share information
Weighted average number of shares outstanding	23,346,507	23,343,262	23,733,885	23,346,153
Earnings per share for result attributable to the equity holders of the Company (expressed in Euro per share)
Basic and diluted loss per share	€(1.68)	€(0.89)	€(0.92)	€(0.86)

Condensed Consolidated Statement of Financial Position:

The following table summarizes our statement of financial position data as of June 30, 2017:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issue and sale of 4,969,805 ordinary shares by us in this offering, at a public offering price of $3.25 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us totaling $1.2 million.

	As of June 30, 2017
	Actual	As Adjusted (1)(2)
	(€ in thousands)
Statement of financial position data:
Cash and cash equivalents	42,321	55,234
Total assets	48,386	61,299
Total liabilities	11,604	11,604
Total shareholders’ equity (deficit)	36,782	49,695

(1)	The table above does not give effect to the issue and sale of (i) 1,200,000 ordinary shares to investors at the closing of our registered offering in July 2017 and (ii) 218,465 ordinary shares under our at-the-market facility since June 30, 2017.
(2)	Concurrently with this offering, we have agreed to sell an aggregate of approximately $4.6 million of ordinary shares to certain investors in a concurrent registered direct offering, at the same price per share as the public offering price. The table above does not give effect to our concurrent registered direct offering.

Financial Update

As of September 30, 2017 and December 31, 2016, we had cash and cash equivalents of €39.7 million and €59.2 million, respectively. As of September 30, 2017 and December 31, 2016, we had debt of €6.5 million and €5.7 million, respectively

The cash and cash equivalents as of September 30, 2017 and the other preliminary financial data for periods subsequent to June 30, 2017 in the paragraphs above are preliminary and may change, are based on information available to management as of the date of this prospectus supplement, and are subject to completion by management of the financial statements as of and for the quarter ended September 30, 2017. There can be no assurance that our cash and cash equivalents as of September 30, 2017 or that any of the other preliminary financial data will not differ from these estimates, including as a result of quarter-end closing and audit procedures or review adjustments and any such changes could be material. In addition, we are not able to provide a range of operating or net loss at this time.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before investing in our ordinary shares, you should carefully consider the risks described below and in the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2016, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our Annual Report on Form 20-F for the year ended December 31, 2016. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering, our Concurrent Registered Direct Offering and

Ownership of our Ordinary Shares

We cannot predict what the market price of our ordinary shares will be. As a result it may be difficult for you to sell your ordinary shares at or above the price at which you purchased them.

An active trading market for our shares may not be sustained and the market value of our ordinary shares may decrease from time to time. As a result of these and other factors, you may be unable to resell your shares at or above the price at which you purchased them. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of our shares. Further, an inactive market may also impair our ability to raise capital by offering ordinary shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration. The market price of our shares may be volatile and you could lose all or part of your investment. For example, the closing price of our ordinary shares reached a high of $24.99 per share on March 10, 2015 and a low of $3.48 per share on November 13, 2017. The trading price of our ordinary shares is likely to continue to be highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in our annual report on Form 20-F for the year ended December 31, 2016, these factors include:

•	the presentation of data at industry conferences by us and/or our competitors;

•	the responses to any of our IND applications with the FDA and any of our CTA applications with the regulatory authorities in Europe;

•	any current or future preclinical studies or clinical trials of our product candidates, including any delays in enrollment rates or timing of these trials and any correspondence from the applicable regulatory authorities;

•	regulatory actions with respect to our product candidates or our competitors’ products or product candidates;

•	the recruitment or departure of key personnel;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	results of clinical trials conducted by us, our partners or our competitors;

•	the success of competitive products or technologies;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	regulatory or legal developments in the United States, the European Union and other jurisdictions;

•	developments or disputes concerning patent applications, issued patents or other proprietary rights;

•	the level of expenses related to any of our product candidates or preclinical or clinical development programs;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	announcement or expectation of additional financing efforts;

•	sales of our ordinary shares by us, our insiders or our other shareholders;

•	changes in the structure of healthcare payment systems;

•	market conditions in the pharmaceutical and biotechnology sectors; and

•	general economic, industry and market conditions.

In addition, the stock market in general, and shares of pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have sometimes been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors” and in the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2016 could have a dramatic and material adverse impact on the market price of our ordinary shares.

If securities or industry analysts publish inaccurate or unfavorable research or cease to publish research about our business, our share price and trading volume could decline.

The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. In the event securities or industry analysts who cover us downgrade our ordinary shares, publish inaccurate or unfavorable research about our business, or cease publishing about us, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our ordinary shares could decrease, which might cause our share price and trading volume to decline.

Management will have broad discretion as to the use of the net proceeds from this offering and our concurrent registered direct offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and our concurrent registered direct offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates, and cause the price of our ordinary shares to decline.

Members of our management board and supervisory board and our principal shareholders and their affiliates have significant control over our company, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

The holdings of the members of our management and supervisory boards and our principal shareholders, and their affiliates, represent a significant ownership percentage, in the aggregate, of our outstanding ordinary shares.

As a result, these shareholders, if they act together, will be able to influence our management and affairs and control the outcome of matters submitted to our shareholders for approval, including the election of members of our management and supervisory boards and any company sale, merger, consolidation, or sale of all or substantially all of our assets. Certain of our existing shareholders, including certain affiliates of members of our management and supervisory boards, have indicated an interest in purchasing an aggregate of approximately $4.5 million of ordinary shares in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to any of these shareholders, or any of these shareholders may determine to purchase more, less or no shares in this offering. These shareholders may have interests, with respect to their ordinary shares, that are different from other investors and the concentration of voting power among these shareholders may have an adverse effect on the price of our ordinary shares. In addition, this concentration of ownership might adversely affect the market price of our ordinary shares by:

•	delaying, deferring or preventing a change of control of our company;

•	impeding a merger, consolidation, takeover or other business combination involving our company; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Because we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future, capital appreciation, if any, will be your sole source of potential gain.

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our ordinary shares will be your sole source of gain for the foreseeable future.

We are an “emerging growth company” and we intend to continue to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our ordinary shares being less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We do not know if investors will find our ordinary shares less attractive because we are relying on these exemptions. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which could be for up to five years after our initial public offering in September 2014. Even after such time, we may continue to qualify for the more limited reporting and other requirements applicable to foreign private issuers, as described below.

If investors find our ordinary shares less attractive as a result of our reduced reporting requirements, there may be a less active trading market for our ordinary shares and our share price may be more volatile. We may also be unable to raise additional capital as and when we need it.

We have a limited history operating as a public company and complying with public company obligations. Complying with all requirements, particularly after we are no longer an “emerging growth company” that enjoys reduced requirements, will increase our costs and require additional management resources and qualified accounting and financial personnel, and we may fail to meet all of these obligations.

We face significant legal, accounting, administrative and other costs and expenses as a public company. Compliance with the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act of 2010, the Dutch Financial Supervision Act and the rules promulgated thereunder, as well as rules of the SEC and NASDAQ and the Dutch Corporate Governance Code, or DCGC, for example, are expected to continue to result in substantial ongoing legal, audit and financial compliance costs, particularly after we are no longer an “emerging growth company.” The

Securities Exchange Act of 1934, as amended, or the Exchange Act, requires, among other things, that we file certain periodic reports with respect to our business and financial condition. Our management board, officers and other personnel need to devote a substantial amount of time to these compliance initiatives. We expect to incur significant expense and devote substantial management effort toward ensuring compliance with Section 404 of the Sarbanes-Oxley Act of 2002 in preparation for and once we lose our status as an “emerging growth company.” We currently do not have an internal audit group, and we will need to continue to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and it may be difficult to recruit and maintain such personnel. Implementing any appropriate changes to our internal controls may require specific compliance training for our directors, officers and employees, entail substantial costs to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements or other reports on a timely basis, could increase our operating costs and could materially impair our ability to operate our business.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our ordinary shares.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act of 2002, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our ordinary shares.

We are required to disclose changes made in our internal controls and procedures and our management board is required to assess the effectiveness of these controls annually. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an “emerging growth company” for up to five years from September 2014. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are subject to certain reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

If you purchase the ordinary shares sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in the future.

Because the price per ordinary share being offered is substantially higher than the net tangible book value per ordinary share, you will suffer substantial dilution with respect to the net tangible book value of the ordinary shares you purchase in this offering. After giving effect to the sale of 4,969,805 ordinary shares in this offering at the public offering price of $3.25 per share, and based on our net tangible book value as of June 30, 2017, if you purchase ordinary shares in this offering, you will suffer immediate and substantial dilution of $1.27 per ordinary share with respect to the net tangible book value of the ordinary shares. With this offering, we have agreed to sell an aggregate of approximately $4.6 million of ordinary shares to certain investors, in a concurrent registered direct offering, at the same price per share as the public offering price. The above discussion does not reflect the ordinary shares we may sell in our concurrent registered direct offering. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase ordinary shares in this offering.

In addition, we have a significant number of share options outstanding. To the extent that outstanding share options have been or may be exercised or other shares issued, investors purchasing our ordinary shares in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders or result in downward pressure on the price of our ordinary shares.

Sales of a substantial number of our ordinary shares by our existing shareholders in the public market could cause our share price to fall.

If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline. In addition, a substantial number of ordinary shares are subject to outstanding options are or will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. If these additional ordinary shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline.

We, the members of our management and supervisory boards and our senior management team have agreed that, subject to certain exceptions, during the period ending 90 days after the date of this prospectus supplement, we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exchangeable or exercisable for any of our ordinary shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our ordinary shares, whether any of these transactions are to be settled by delivery of our ordinary shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representatives of the underwriters for this offering who may release any of the securities subject to these lock-up agreements at any time without notice. Exceptions to the lock-up restrictions are described in more detail in this prospectus supplement under the caption “Underwriting.”

Risks Related to Investing in a Foreign Private Issuer or a Dutch Company

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act and although we are subject to Dutch laws and regulations with regard to such matters and intend to furnish quarterly financial information to the SEC, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We may lose our foreign private issuer status which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

We are a foreign private issuer and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. In order to maintain our current status as a foreign private issuer, either:

•	a majority of our ordinary shares must be either directly or indirectly owned of record by non-residents of the United States; or

•	a majority of our “executive officers” or directors may not be U.S. citizens or residents, more than 50% of our assets cannot be located in the United States and our business must be administered principally outside the United States.

If we lose this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers.

We may also be required to make changes in our corporate governance practices in accordance with various SEC and NASDAQ rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the costs we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities more time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our supervisory board.

We currently report our financial results under IFRS, which differ in certain significant respects from U.S. GAAP.

Currently we report our financial statements under IFRS. There have been and there may in the future be certain significant differences between IFRS and U.S. GAAP, including differences related to revenue recognition, share-based compensation expense, income tax and earnings per share. As a result, our financial information and reported earnings for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, we do not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those companies that prepare financial statements under U.S. GAAP.

Provisions of our articles of association or Dutch corporate law might deter acquisition bids for us that might be considered favorable and prevent or frustrate any attempt to replace or remove the management board and supervisory board.

Certain provisions of our articles of association may make it more difficult for a third party to acquire control of us or effect a change in our management board or supervisory board. These provisions include:

•	the authorization of a class of preferred shares that may be issued against payment of 25% of the nominal value thereof to a protection foundation, for which we have granted a perpetual and repeatedly exercisable call option to such protection foundation, for up to such number of preferred shares as equals, at the time of exercise of the call option, the lesser of: (i) the total number of shares equal to our issued share capital at that time minus the number of preferred shares already held by the protection foundation at that time (if any) or (ii) the maximum number of preferred shares that may be issued under our authorized share capital under our articles of association from time to time;

•	the staggered four-year terms of our supervisory board members, as a result of which only approximately one-fourth of our supervisory board members will be subject to election in any one year;

•	a provision that our management board members and supervisory board members may only be appointed upon a binding nomination by our supervisory board, which can be set aside by a two-thirds majority of our shareholders representing more than half of our issued share capital;

•	a provision that our management board members and supervisory board members may only be removed by our general meeting of shareholders by a two-thirds majority of the votes cast representing more than 50% of our issued share capital (unless the removal was proposed by the supervisory board); and

•	a requirement that certain matters, including an amendment of our articles of association, may only be brought to our shareholders for a vote upon a proposal by our management board that has been approved by our supervisory board.

As indicated above, we have adopted an anti-takeover measure by granting a perpetual and repeatedly exercisable call option to the protection foundation, which confers upon the protection foundation the right to acquire, under certain conditions, the number of preferred shares described above. The issuance of such preferred shares will occur upon the protection foundation’s exercise of the call option and will not require shareholder consent. Such a measure has the effect of making a takeover of us more difficult or less attractive and as a result, our shareholders may be unable to benefit from a change of control and realize any potential change of control premium which may materially and adversely affect the market price of our ordinary shares.

The Dutch Corporate Governance Code is based on a comply or explain principle and we do not comply with all the best practice provisions of the Dutch Corporate Governance Code. This may affect your rights as a shareholder.

As a Dutch company we are subject to the DCGC. The DCGC contains both principles and best practice provisions that regulate relations between the management board, the supervisory board and the shareholders (i.e. the general meeting of shareholders). The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their annual reports, filed in the Netherlands, whether they comply with the principles and the best practice provisions of the DCGC. If they do not comply with those principles or provisions (e.g., because of a conflicting NASDAQ requirement), they are required to give the reasons for such non-compliance.

The DCGC applies to all Dutch companies that have been admitted to trading on a regulated market or a comparable system, whether in the Netherlands or elsewhere, including NASDAQ. We do not comply with all the best practice provisions of the DCGC. This may affect your rights as a shareholder and you may not have the same level of protection as a shareholder in a Dutch company that fully complies with the DCGC.

We intend to rely in certain cases on NASDAQ Stock Market rules that permit us to comply with applicable Dutch corporate governance practices, rather than the corresponding domestic U.S. corporate governance practices, and therefore your rights as a shareholder will differ from the rights you would have as a shareholder of a domestic U.S. issuer.

As a foreign private issuer whose ordinary shares are listed on The NASDAQ Global Market, we are permitted in certain cases to follow Dutch corporate governance practices instead of the corresponding requirements of the NASDAQ Marketplace Rules. A foreign private issuer that elects to follow a home country practice instead of NASDAQ requirements must submit to NASDAQ in advance a written statement from an independent counsel in such issuer’s home country certifying that the issuer’s practices are not prohibited by the home country’s laws. In addition, a foreign private issuer must disclose in its annual reports filed with the SEC each such requirement that it does not follow and describe the home country practice followed instead of any such requirement. We intend to follow Dutch corporate governance practices with regard to the quorum requirements applicable to meetings of shareholders and the provision of proxy statements for general meetings of shareholders, rather than the corresponding domestic U.S. corporate governance practices. In accordance with Dutch law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. Although we do intend to provide shareholders with an agenda and other relevant documents for the general meeting of shareholders, Dutch law does not have a regulatory regime for the solicitation of proxies and the solicitation of proxies is not a generally accepted business practice in the Netherlands. Accordingly, our shareholders may not be afforded the same protection as provided under NASDAQ’s corporate governance rules.

Certain U.S. holders of our ordinary shares may suffer adverse U.S. federal income tax consequences if we are characterized as a passive foreign investment company.

Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. If we are characterized as a PFIC, our U.S. shareholders may suffer adverse tax consequences, including having gains realized on the sale of our ordinary shares treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on our ordinary shares by individuals who are U.S. holders, and having interest charges apply to distributions by us and the proceeds of share sales. See the section headed “Taxation” for more information.

Our status as a PFIC for any taxable year will depend on our assets and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year. The market value of our assets may be determined in large part by reference to the market price of our ordinary shares, which is likely to fluctuate and may fluctuate considerably given that market prices of pharmaceutical and biotechnology companies have been especially volatile. In addition, the composition of our income and assets will be affected by how, and how quickly, we spend our cash, including any cash raised pursuant to this offering and our concurrent registered direct offering.

Based on the average value of our gross assets, we believe that we may have been classified as a PFIC for the 2016 taxable year. However, based on the expected value of our gross assets and the expected composition of our income and assets for the current taxable year, we believe that we may not be a PFIC for the current taxable year, although no assurances can be made in this regard.

We do not currently intend to provide the information necessary for U.S. holders to make a “qualified electing fund,” or QEF, election if we are treated as a PFIC for any taxable year, and prospective investors should assume that a QEF election will not be available.

Any U.S. or other foreign judgments you may obtain against us may be difficult to enforce against us in the Netherlands.

We are incorporated under the laws of the Netherlands. We currently have only limited operations in the United States. Most of our assets are currently located in the Netherlands. The majority of our management board, supervisory board and officers reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it is not clear whether a Dutch court would impose civil liability on us or any of our managing directors or supervisory directors in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. Under current practice, the courts of the Netherlands may be expected to render a judgment in accordance with such judgment, provided that such judgment (i) is a final judgment and has been rendered by a court which has established its jurisdiction vis-à-vis the Company on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of elementary principles of fair trial, (iii) is not contrary to the public policy of the Netherlands, and (iv) is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognised in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Code of Civil Procedure.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or our management board or supervisory board members, representatives or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

The rights and responsibilities of our shareholders are governed by Dutch law and differ in some important respects from the rights and responsibilities of shareholders under U.S. law.

Our corporate affairs are governed by our articles of association, our internal rules and by the laws governing companies incorporated in the Netherlands. The rights of our shareholders and the responsibilities of members of our management board and supervisory board under Dutch law are different than under the laws of some U.S. jurisdictions. In the performance of their duties, our management board and our supervisory board are required by Dutch law to consider the interests of ProQR Therapeutics, its business, its shareholders, its employees and other stakeholders and not only those of our shareholders. Also, as a Dutch company, we are not required to solicit proxies or prepare proxy statements for general meetings of shareholders. Dutch law does not have a regulatory regime for U.S.- style proxy solicitations and, even though Dutch law accommodates voting by proxy, the solicitation of proxies is not a widely used business practice in the Netherlands. In addition, the rights of holders of shares and many of the rights of shareholders as they relate to, for example, the exercise of shareholder rights, are governed by Dutch law and our articles of association and differ from the rights of shareholders under U.S. law. For example, Dutch law does not grant appraisal rights to a company’s shareholders who wish to challenge the consideration to be paid upon a merger or consolidation of the company.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering and our concurrent registered direct offering, after deducting underwriting discounts and commissions applicable to this offering and estimated offering expenses payable by us, will be approximately $19.6 million, or $21.9 million if the underwriters exercise their option to purchase additional ordinary shares from us in full.

We intend to use the net proceeds we receive from this offering and our concurrent registered direct offering, together with our existing cash and cash equivalents, as follows:

•	approximately $6 million for the clinical development of QR-110;

•	approximately $8 million for the clinical development of QR-313;

•	approximately $7 million for the clinical development of QRX-421; and

•	the remainder, if any, for general corporate and working capital purposes.

Based on our current plans, we believe our cash and cash equivalents, together with the net proceeds from this offering and our concurrent registered direct offering, will be sufficient to fund our operations through at least mid-2019.

These expected uses of the net proceeds from this offering and our concurrent registered direct offering represent our intentions based upon our present plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our research and development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs.

Pending the use of the net proceeds from this offering and our concurrent registered direct offering, we intend to invest the net proceeds in a variety of capital preservation investments, including term deposits, short-term, investment-grade, interest-bearing instruments and U.S. government securities.

PRICE RANGE OF ORDINARY SHARES

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “PRQR”. On November 13, 2017, the closing price for our ordinary shares as reported on the NASDAQ Global Market was $3.48 per ordinary share. The following table shows the high and low sales prices per ordinary share as reported on the NASDAQ Global Market for the periods indicated.

	High	Low
Annual Highs and Lows
2014 (from September 18)	$23.02	$11.00
2015	$27.60	$6.95
2016	$8.96	$3.48

Quarterly Highs and Lows
First Quarter 2015	$27.60	$15.80
Second Quarter 2015	$22.97	$15.74
Third Quarter 2015	$20.05	$12.99
Fourth Quarter 2015	$16.23	$6.95
First Quarter 2016	$8.96	$3.48
Second Quarter 2016	$6.76	$3.55
Third Quarter 2016	$7.93	$4.56
Fourth Quarter 2016	$8.10	$3.95
First Quarter 2017	$5.20	$3.63

Monthly Highs and Lows (most recent six months)
May 2017	$5.45	$4.60
June 2017	$5.20	$4.90
July 2017	$5.35	$5.00
August 2017	$5.60	$4.30
September 2017	$6.45	$4.85
October 2017	$4.80	$3.80
November 2017 (through November 13, 2017)	$3.95	$3.48

As of November 8, 2017, there were five shareholders of record in the United States, including Cede & Co., as nominee for the Depository Trust Company, which collectively held approximately 90.3% of our outstanding ordinary shares.

DIVIDEND POLICY

We have never declared or paid any dividends on our ordinary shares, and we currently do not plan to declare dividends on our ordinary shares in the foreseeable future. Under Dutch law, we may only pay dividends if our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our articles of association. In addition, the terms of any future debt agreements may preclude us from paying dividends. Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares (of which we had none as of the date of this prospectus supplement). Any amount remaining out of the profit is carried to reserve as the management board determines. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. The management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2017:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issue and sale of 4,969,805 ordinary shares by us in this offering at the public offering price of $3.25 per share, for aggregate net proceeds of $15.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us totaling $1.2 million.

	As of June 30, 2017
	Actual	As Adjusted
	(€ in thousands, except share and per share data)
Cash and cash equivalents	€42,321	€55,234

Total debt:
Finance lease liability	—	—
Borrowings	6,085	6,085

Total debt	6,085	6,085

Shareholders’ equity:
Ordinary share capital	964	1,163
Share premium	126,791	139,506
Equity settled employee benefit reserve	6,553	6,553
Translation reserve	50	50
Accumulated deficit	(97,576)	(97,576)

Total shareholders’ equity	36,782	49,695

Total capitalization	€42,867	€55,780

The table above excludes:

•	1,200,000 ordinary shares that we issued and sold to investors at the closing of our registered offering in July 2017;

•	218,465 ordinary shares that we issued and sold under our at-the-market facility since June 30, 2017;

•	3,330,225 ordinary shares that we issued to the foundation to facilitate the issuance of ordinary shares upon exercise of option awards under our equity incentive plans. Such shares are held by the foundation until they are transferred to an optionee upon the exercise of options. As of June 30, 2017, 3,349,834 options have been granted by us;

•	1,173,577 treasury shares held by us, which had been reserved to transfer ordinary shares to optionees upon exercise of awards under our equity incentive plans as of June 30, 2017; and

•	1,427,693 ordinary shares that we have agreed to sell and issue to certain investors in our concurrent registered direct offering at the same price per share as the public offering price, for gross proceeds of $4.6 million.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of our outstanding ordinary shares. Our net tangible book value as of June 30, 2017, was $42.7 million (€36.8 million), or $1.77 (€1.53) per share.

After giving effect to the sale by us of 4,969,805 ordinary shares in this offering at the public offering price of $3.25 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of June 30, 2017 would have been approximately $57.7 million, or $1.98 per ordinary share. This represents an immediate increase in the net tangible book value of $0.21 per share to our existing shareholders and an immediate dilution in net tangible book value of $1.27 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share	$3.25	€2.80
Net tangible book value per share as of June 30, 2017	$1.77	€1.53
Increase per share attributable to new investors in this offering	$0.21	€0.18
As adjusted net tangible book value per share as of June 30, 2017, after giving effect to this offering	$1.98	€1.71
Dilution per share to new investors purchasing shares in this offering	$1.27	€1.09

Certain of our existing shareholders, including certain affiliates of members of our management and supervisory boards, have agreed to purchase an aggregate of approximately $4.0 million of ordinary shares in this offering at the public offering price. The table above does not reflect purchases by such shareholders.

The above discussion and table are based on 24,105,249 ordinary shares issued and outstanding as of June 30, 2017, and excludes:

•	1,200,000 ordinary shares that we issued and sold to investors at the closing of our registered offering in July 2017;

•	218,465 ordinary shares that we issued and sold under our at-the-market facility since June 30, 2017;

•	3,330,225 ordinary shares that we issued to the foundation to facilitate the issuance of ordinary shares upon exercise of option awards under our equity incentive plans. Such shares are held by the foundation until they are transferred to an optionee upon the exercise of options. As of June 30, 2017, 3,349,834 options have been granted by us;

•	1,173,577 treasury shares held by us, which had been reserved to transfer ordinary shares to optionees upon exercise of awards under our equity incentive plans as of June 30, 2017; and

•	1,427,693 ordinary shares that we have agreed to sell and issue to certain investors in our concurrent registered direct offering at the same price per share as the public offering price, for gross proceeds of $4.6 million.

To the extent that options outstanding as of June 30, 2017, have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

TAXATION

Taxation in the Netherlands

This taxation summary solely addresses the principal Dutch tax consequences of the acquisition, ownership and disposal of ordinary shares. It does not purport to describe all the tax considerations that may be relevant to a particular holder of our ordinary shares, or a Shareholder. Shareholders are advised to consult their tax counsel with respect to the tax consequences of acquiring, holding and/or disposing of ordinary shares. Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law.

This summary does not address the tax consequences of:

•	A Shareholder who is not an individual, that has a shareholding in us which qualifies for the participation exemption (deelnemingsvrijstelling) or would qualify for the participation exemption had the Shareholder been resident in the Netherlands or has a shareholding in us that qualifies for the participation credit (deelnemingsverrekening). Generally speaking, a shareholding of a non-individual is considered to qualify as a participation for the participation exemption or the participation credit if it represents an interest of 5% or more of the nominal paid-up share capital;

•	A Shareholder who is an individual, either resident or non-resident in the Netherlands, and who has a substantial interest (aanmerkelijk belang) or a deemed substantial interest (fictief aanmerkelijk belang) in us within the meaning of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, if a person holds an interest in us, such interest forms part of a substantial interest, or a deemed substantial interest, in us, if any or more of the following circumstances is present:

1.	if a Shareholder, either alone or together with his partner (statutorily defined term in Dutch tax law) owns or is deemed to own, directly or indirectly, either a number of shares in us representing five percent or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of our shares), or rights to acquire, directly or indirectly, shares, whether or not already issued, representing five percent or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of our shares), or profit participating certificates (winstbewijzen), relating to five percent or more of our annual profit or to five percent of our liquidation proceeds; or

2.	if the shares, profit participating certificates or rights to acquire shares in us are held or deemed to be held following the application of a non-recognition provision; or

3.	if the partner of a Shareholder, or one of certain relatives of the Shareholder or of this partner has a substantial interest (as described under 1. and 2. above) in us.

•	A Shareholder who is an individual to whom the ordinary shares and the income from these shares are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001) or the Netherlands Gift and Inheritance Tax Act 1956 (Successiewet 1956);

•	Entities which are a resident of Aruba, Curaçao or Sint Maarten that have an enterprise which is carried on through a permanent establishment or a permanent representative on Bonaire, Sint Eustatius or Saba and the ordinary shares are attributable to such permanent establishment or permanent representative;

•	A Shareholder who is not considered the beneficial owner (uiteindelijk gerechtigde) of the ordinary shares or the benefits derived from or realized in respect of these shares;

•	A Shareholder who is an individual to whom the ordinary shares or the income therefrom are attributable to employment activities which are taxed as employment income in the Netherlands;

•	Pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) and other entities that are exempt from corporate income tax in the Netherlands, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards; and

•	A Shareholder who is a qualifying non-resident taxpayer within the meaning of article 7.8, paragraph 6, of the Dutch Income Tax Act 2001.

This summary is based on the tax laws and principles (unpublished case law not included) in the Netherlands as in effect on the date of this prospectus supplement, which are subject to changes that could prospectively or retroactively affect the stated tax consequences. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. Any reference hereafter made to a treaty for the avoidance of double taxation concluded by the Netherlands includes the Tax Regulation for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk), the Tax Regulation for the Country of the Netherlands (Belastingregeling voor het land Nederland) and the Tax Regulation Netherlands-Curaçao (Belastingregeling Nederland-Curaçao).

Dividend Withholding Tax

General

We are generally required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by us. Generally, the Netherlands dividend withholding tax will not be borne by us, but will be withheld from the gross dividends paid on the shares distributed by us. In the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965), dividends are defined as the proceeds from shares, which include, but are not limited to:

•	direct or indirect distributions of profit, regardless of their name or form;

•	liquidation proceeds, or proceeds from the repurchase of ordinary shares by us in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

•	the par value of ordinary shares issued to a Shareholder in us or an increase of the par value of ordinary shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

•	partial repayment of share capital, if and to the extent that there are net profits (zuivere winst), unless (a) the general meeting of shareholders has resolved in advance to make such repayment and (b) the par value of the shares concerned has been reduced by an equal amount by way of an amendment to our articles of association.

In general, we will be required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities. However, under certain circumstances, we are allowed to reduce the amount to be remitted to the Dutch tax authorities by the lesser of:

•	3% of the portion of the distribution paid by us that is subject to Dutch dividend withholding tax; and

•	3% of the dividends and profit distributions, before deduction of foreign withholding taxes, received by us from qualifying foreign subsidiaries in the current calendar year (up to the date of the distribution by us) and the two preceding calendar years, as far as such dividends and profit distributions have not yet been taken into account for purposes of establishing the above mentioned reduction.

Although this reduction reduces the amount of Dutch dividend withholding tax that we are required to remit to the Dutch tax authorities, it does not reduce the amount of tax that we are required to withhold on dividends distributed.

Residents of the Netherlands

A Shareholder which is resident or deemed resident in the Netherlands is generally entitled to a full credit of any Dutch dividend withholding tax against the Dutch (corporate) income tax liability of such Shareholder, and is generally entitled to a refund in the form of a negative assessment of Dutch (corporate) income tax, insofar such Dutch dividend withholding tax, together with any other creditable domestic and/or foreign taxes, exceeds such Shareholder’s aggregate Dutch income tax or Dutch corporate income tax liability.

Non-residents of the Netherlands (including but not limited to U.S. Shareholders)

If a Shareholder is a resident of a country other than the Netherlands and if a treaty for the avoidance of double taxation with respect to taxes on income is in effect between the Netherlands and that country, and such Shareholder is a resident for the purposes of such treaty, such holder may, depending on the terms of that particular treaty, qualify for full or partial relief at source or for a refund in whole or in part of the Netherlands dividend withholding tax.

Beneficial Owner

A recipient of proceeds from the ordinary shares will not be entitled to any exemption, reduction, refund or credit of Netherlands dividend withholding tax if such recipient is not considered to be the beneficial owner of such proceeds. The recipient will not be considered the beneficial owner of these proceeds, if, in connection with such proceeds, the recipient has paid a consideration as part of a series of transactions in respect of which it is likely:

(a)	that the proceeds have in whole or in part accumulated, directly or indirectly, to a person or legal entity that would:

(i)	as opposed to the recipient paying the consideration, not be entitled to an exemption from dividend withholding tax; or

(ii)	in comparison to the recipient paying the consideration, to a lesser extent be entitled to a reduction or refund of dividend withholding tax; and

(b)	that such person or legal entity has, directly or indirectly, retained or acquired an interest in shares, profit-sharing certificates or loans, comparable to the interest it had in similar instruments prior to the series of transactions being initiated.

Taxes on Income and Capital Gains

Residents of the Netherlands

Individuals

A Shareholder, who is an individual resident or deemed to be resident in the Netherlands will be subject to regular Dutch personal income tax at progressive rates (up to a maximum rate of 52%) under the Dutch Income Tax Act 2001 on the income derived from the ordinary shares and gains realized on the disposal thereof if:

•	such Shareholder derives any benefits from the ordinary shares, which are attributable to an enterprise of such Shareholder, whether as an entrepreneur or pursuant to a co-entitlement to the net worth of an enterprise, other than as a shareholder or an entrepreneur; or

•	such income or gain is taxable in the hands of such Shareholder as benefits from miscellaneous activities (resultaat uit overige werkzaamheden), including but not limited to activities with respect to the ordinary shares that are beyond the scope of regular active portfolio management activities.

If neither of the two abovementioned conditions apply, such Shareholder must determine his or her taxable income with regard to the ordinary shares on the basis of a deemed return on savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on savings and investments is fixed at a percentage of the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual’s yield basis exceeds a certain threshold (heffingvrij vermogen). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual less the fair market value of certain qualifying liabilities at the beginning of the calendar year. The fair market value of the ordinary shares will be included as an asset in the individual’s yield basis. The deemed return percentage to be applied to the yield basis increases progressively depending on the amount of the yield basis. The deemed return on savings and investments is taxed at a rate of 30%.

Corporate entities

Generally, a Shareholder that is a corporation, another entity with a capital divided into shares, a cooperative (association), or another legal entity that has an enterprise to which the ordinary shares are attributable, that is resident or deemed to be resident in the Netherlands for Dutch corporate income tax purposes will be subject to regular Dutch corporate income tax, levied at a rate of 25% (20% over profits up to €200,000) over income derived from the ordinary shares and gains realized upon acquisition, redemption and disposal of ordinary shares.

Non-residents of the Netherlands (including but not limited to U.S. Shareholders)

Individuals

A Shareholder, who is an individual not resident or deemed to be resident in the Netherlands will not be subject to any Dutch taxes on income or capital gains in respect of dividends distributed by us or in respect of any gain realized on the disposal of ordinary shares (other than dividend withholding tax as described above), except if:

i.	such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the ordinary shares are attributable; or

ii.	such income or gain is taxable in the hands of such Shareholder as benefits from miscellaneous activities including but not limited to activities with respect to the ordinary shares that are beyond the scope of regular active portfolio management; or

iii.	such holder is, other than by way of securities, entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands and to which enterprise the ordinary shares are attributable.

If one of the three abovementioned conditions applies, the income or gains in respect of dividends distributed by us or in respect of any capital gain realized on the disposal of ordinary shares will in general be subject to Dutch personal income tax at the progressive rates up to 52%. Income derived from a share in the profits of an enterprise as specified under (iii) that is not already included under (i) or (ii) will be taxed on the basis of a deemed return on income from savings and investments (as described above under “Residents of the Netherlands”).

Corporate entities

A Shareholder, that is not an individual and not resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes, will not be subject to any Dutch taxes on income or capital gains in respect of dividends distributed by us, or in respect of any gain realized, on the disposal of ordinary shares (other than dividend withholding tax as described above), except if:

•	such Shareholder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, to which the ordinary shares are attributable; or

•	such Shareholder is, other than by way of securities, entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the ordinary shares are attributable.

If one of the abovementioned conditions applies, income derived from the ordinary shares and gains realized on ordinary shares will, in general, be subject to regular Dutch corporate income tax levied at a rate of 25% (20% over profits up to €200,000).

Gift or Inheritance Taxes

No Dutch gift or Dutch inheritance tax is due in respect of acquisition of the shares by way of a gift, in form or in substance, of the ordinary shares by, or inheritance of the shares on the death of, a Shareholder except if:

•	at the time of the gift or death of the Shareholder, the Shareholder is resident, or deemed to be resident, in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, as applicable; or

•	in the case of a gift of ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands (i) such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or (ii) the gift of ordinary shares is made under a condition precedent (opschortende voorwaarde) and the Shareholder is resident, or is deemed to be resident in the Netherlands at the time the condition is fulfilled.

For purposes of the above, a gift of ordinary shares made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.

For purposes of Dutch gift or Dutch inheritance taxes, an individual holding Dutch nationality will be deemed to be resident in the Netherlands, inter alia, if he or she has been resident in the Netherlands at any time during the ten years preceding the date of the gift or his or her death. Additionally, for purposes of Dutch gift tax, an individual will, irrespective of his nationality, be deemed to be resident in the Netherlands if he or she has been resident in the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency in the Netherlands.

Value Added Tax

No Dutch value added tax will arise in respect of payments in consideration for the issue, acquisition, ownership and disposal of ordinary shares, other than value added taxes on fees payable in respect of services not exempt from Dutch value added tax.

Other Taxes and Duties

No Dutch registration tax, capital tax, custom duty, transfer tax, stamp duty or any other similar tax or duty, other than court fees, will be payable in the Netherlands in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the ordinary shares.

Residence

A Shareholder will not become resident, or deemed resident in the Netherlands for tax purposes by reason only of holding the ordinary shares.

Certain Material U.S. Federal Income Tax Considerations to U.S. Holders

The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our ordinary shares by a U.S. holder (as defined below). This summary addresses only the U.S. federal income tax considerations for U.S. holders that are initial purchasers of our ordinary shares pursuant to the offering and that will hold our ordinary shares as capital assets. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of ordinary shares that may be subject to special tax rules including, without limitation, the following:

•	banks, financial institutions or insurance companies;

•	brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

•	tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	persons that hold the ordinary shares as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or persons that will hold our shares through such an entity;

•	S corporations;

•	certain former citizens or long term residents of the United States;

•	persons that received our shares as compensation for the performance of services;

•	persons that acquire ordinary shares as a result of holding or owning our preferred shares;

•	holders that own directly, indirectly, or through attribution 10% or more of the voting power or value our shares; and

•	holders that have a “functional currency” other than the U.S. dollar.

Further, this summary does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations of the acquisition, ownership and disposition of our ordinary shares.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a position concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our ordinary shares in their particular circumstances.

For the purposes of this summary, a “U.S. holder” is a beneficial owner of ordinary shares that is (or is treated as), for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the U.S. federal income tax consequences relating to an investment in our ordinary shares will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of owning and disposing of our ordinary shares in its particular circumstances.

As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a “passive foreign investment company,” or a PFIC.

Persons considering an investment in our ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of our ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Distributions

Subject to the discussion under “Passive Foreign Investment Company Considerations,” below, the gross amount of any distribution (including any amounts withheld in respect of Dutch withholding tax) actually or constructively received by a U.S. holder with respect to ordinary shares will be taxable to the U.S. holder as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder has held our ordinary shares for more than one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on ordinary shares applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) applicable to qualified dividend income (as discussed below). The Company, which is incorporated under the laws of the Kingdom of the Netherlands, believes that it qualifies as a resident of the Netherlands for purposes of, and is eligible for the benefits of, the Convention between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, signed on December 18, 1992, as amended and currently in force, or the U.S.-Netherlands Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Netherlands Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “Passive Foreign Investment Company Considerations,” below, if the U.S.-Netherlands Tax Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transaction requirements are met. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.

A U.S. holder generally may claim the amount of Dutch income withholding tax withheld as either a deduction from gross income or a credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Generally, the credit cannot exceed the proportionate share of a U.S. holder’s U.S. federal income tax liability that such U.S. holder’s taxable income bears to such U.S. holder’s worldwide taxable income. In applying this limitation, a U.S. holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. The amount of a distribution with respect to the ordinary shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Dutch income tax purposes, potentially resulting in a reduced foreign tax credit for the U.S. holder. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.

In general, the amount of a distribution paid to a U.S. holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. holder receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in a foreign currency are converted into U.S. dollars on the day they are received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend.

Sale, exchange or other taxable disposition of our ordinary shares

A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s tax basis for those ordinary shares. Subject to the discussion under “Passive Foreign Investment Company Considerations” below, this gain or loss will generally be a capital gain or loss and will generally be treated as from sources within the United States. The adjusted tax basis in an ordinary share generally will be equal to the cost of such ordinary share. Capital gain from the sale, exchange or other taxable disposition of ordinary shares of a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ordinary shares exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Medicare Tax

Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ordinary shares. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our ordinary shares.

Passive foreign investment company considerations

If we are classified as a passive foreign investment company, or PFIC, in any taxable year, a U.S. holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of its subsidiaries, either: (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its total gross assets (for which purpose the total value of our assets may be determined in part by the market value of our ordinary shares, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of “passive income.”

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. holder owns our ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns our ordinary shares, regardless of whether we continue to meet the tests described above.

Our status as a PFIC for any taxable year will depend on our assets and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year. The market value of our assets may be determined in large part by reference to the market price of our ordinary shares, which is likely to fluctuate and may fluctuate considerably given that market prices of pharmaceutical and biotechnology companies have been especially volatile. In addition, the composition of our income and assets will be affected by how, and how quickly, we spend our cash, including any cash raised pursuant to this offering and our concurrent registered direct offering. Based on the average value of our gross assets, we believe that we may be classified as a PFIC for the 2016 taxable year. However, based on the expected value of our gross assets and the expected composition of our income and assets for the current taxable year, we believe that we may not be a PFIC for the current taxable year, although no assurances can be made in this regard.

If we are a PFIC, and you are a U.S. holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for our ordinary shares) and (b) any gain realized on the sale or other disposition of the ordinary shares. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.”

Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment (such as mark-to-market treatment) of our ordinary shares. If a U.S. holder makes the mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange.” Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principle purposes the meeting of the trading requirement as disregarded). The NASDAQ Global Market is a qualified exchange for this purpose and, consequently, if the ordinary shares are regularly traded, the mark-to-market election will be available to a U.S. holder.

We do not currently intend to provide the information necessary for U.S. holders to make qualified electing fund elections if we were treated as a PFIC for any taxable year. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are determined to be a PFIC, the general tax treatment for U.S. Holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any of our subsidiaries that also may be determined to be PFICs.

If a U.S. holder owns ordinary shares during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. holder’s federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. U.S. investors are urged to consult their own tax advisers with respect to the acquisition, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of our ordinary share.

Backup Withholding and Information Reporting

U.S. holders generally will be subject to information reporting requirements with respect to dividends on ordinary shares and on the proceeds from the sale, exchange or disposition of ordinary shares that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. holders who are individuals are required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their acquisition, ownership and disposition of our ordinary shares.

THE DISCUSSION SET OUT ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A HOLDER. EACH HOLDER IS URGED TO CONSULT THEIR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SHARES INCLUDING TAX CONSEQUENCES UNDER STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE TAX EFFECTS OF CHANGES IN THE UNITED STATES FEDERAL AND OTHER TAX LAWS.

UNDERWRITING

H.C. Wainwright & Co., LLC is acting as the sole book running manager and representative of the underwriters. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ordinary shares set forth opposite its name below.

Underwriters	Number of Shares
H.C. Wainwright & Co., LLC	3,478,864
National Securities Corporation	1,490,941
Total	4,969,805

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares sold under the underwriting agreement if any of the ordinary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.11375 per share. After the initial offering of the shares, the public offering price, concession or any other term of the offering may be changed by the representatives.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.

	Per Share	Total
		Without Option	With Option
Public offering price	$3.25	$16,151,866	$18,574,647
Underwriting discounts and commissions(1)	$0.195	$850,357	$995,723
Proceeds, before expenses, to us	$3.055	$15,301,510	$17,578,924

(1)	Certain of our existing shareholders, including certain affiliates of members of our management and supervisory boards, have agreed to purchase an aggregate of approximately $4.0 million of ordinary shares in this offering at the public offering price. The underwriters will receive a reduced underwriting commission in respect of shares sold to these shareholders, as reflected in the “Total” column above.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $335,000. We also have agreed to reimburse the underwriters for certain of their expenses including certain amounts up to $75,000 and an additional amount up to $20,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, these reimbursed fees are deemed underwriting compensation for this offering.

Option to Purchase Additional Ordinary Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 745,471 additional ordinary shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional ordinary shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, the members of our supervisory board, the members of our management board, our senior management and certain of our existing shareholders have agreed not to sell or transfer any ordinary shares or securities convertible into or exchangeable or exercisable for ordinary shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of H.C. Wainwright & Co., LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any ordinary shares;

•	sell any option or contract to purchase any ordinary shares;

•	purchase any option or contract to sell any ordinary shares;

•	grant any option, right or warrant for the sale of any ordinary shares;

•	otherwise dispose of or transfer any ordinary shares;

•	request or demand that we file a registration statement related to the ordinary shares; or

•	enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

NASDAQ Global Market Listing

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “PRQR.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the underwriters may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the closing of the offering.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the closing of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters may also engage in passive market making transactions in our ordinary shares on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ordinary shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and each of our and the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

EXPENSES RELATED TO THE OFFERING

We estimate the fees and expenses to be incurred by us in connection with the sale of the ordinary shares in this offering and the registered direct offering, other than underwriting discounts and commissions applicable to this offering payable by us as set forth in the following table. Solely for purposes of calculating net proceeds from this offering and our concurrent registered direct offering, we have allocated all such expenses toward this offering:

SEC registration fees	$20,140	*
Transfer agent’s fees	5,000
Legal fees and expenses	255,000
Accounting fees and expenses	25,000
Printing expenses	25,000
Miscellaneous expenses	25,000

Total	$335,000

*	Previously paid in connection with the filing of the shelf registration statement of which this prospectus forms a part.

LEGAL MATTERS

Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Dutch law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters will be passed upon for us by Allen & Overy LLP, Amsterdam, the Netherlands. Morgan, Lewis & Bockius UK LLP, London, England, is counsel to the underwriters with respect to U.S. federal law and New York law. Stibbe N.V., Amsterdam, the Netherlands, is counsel to the underwriters with respect to Dutch law.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated under the laws of the Netherlands. Substantially all of our business is conducted, and substantially all of our assets are located, in the Netherlands. Most of our directors and the experts named in this prospectus are residents of, and most of their assets are located in, jurisdictions outside the United States. As a result, it may be difficult for you to serve process on us or these persons within the United States or to enforce against us or these persons in courts in the United States, judgments of these courts predicated upon the civil liability provisions of U.S. securities laws. In addition, it is not clear whether a Dutch court would impose civil liability on us, members of our management board, supervisory board or any of the experts named in this prospectus in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands. We have appointed CT Corporation System, New York, New York, as our agent for service of process in the United States with respect to any action brought against us in the United States District Court for the Southern District of New York under the securities laws of the United States or any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

As there is no treaty on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Netherlands, courts in the Netherlands will not automatically recognize and enforce a final judgment rendered by a U.S. court. In order to obtain a judgment enforceable in the Netherlands, claimants must obtain from a Dutch court leave to enforce the judgment rendered by a U.S. court. Under current practice, however, a Dutch court may be expected to render a judgment in accordance with the judgment rendered by the U.S. court, without a review on the merits of the underlying claim, if it finds that:

•	the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

•	the final judgment results from proceedings compatible with Dutch concepts of due process;

•	the final judgment does not contravene public policy of the Netherlands; and

•	the final judgment is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognised in the Netherlands.

In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). To obtain compensation for damages, individual claimants can base their claim on the declaratory judgment obtained by the foundation or association but they still need to individually sue the defendant for damages. Alternatively, in order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. Our Internet site is www.proqr.com. Information contained on our Internet site is not a part of this prospectus.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may read and copy the registration statement and its exhibits at the SEC’s Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet website at www.sec.gov, from which you can electronically access the registration statement and its exhibits.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, applicable to foreign private issuers. Because we are a foreign private issuer, the SEC’s rules do not require us to deliver proxy statements pursuant to Section 14 of the Exchange Act or to file quarterly reports on Form 10-Q, among other things. In addition, our “insiders” are not subject to the SEC’s rules that prohibit short-swing trading. Our annual consolidated financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and certified by an independent public accounting firm.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus supplement. In all such cases, you should rely on the later information over different information included in this prospectus supplement or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus supplement and the accompanying prospectus is current as of any date other than the date of that document. This prospectus supplement will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on March 31, 2017;

•	our Reports on Form 6-K, filed with the SEC on April 3, 2017; April 10, 2017; April 27, 2017; May 10, 2017; May 31, 2017; June 9, 2017; June 15, 2017; June 28, 2017; June 30, 2017; July 5, 2017; August 16, 2017; September 5, 2017; September 12, 2017; September 19, 2017; September 21, 2017; September 25, 2017; September 26, 2017; October 26, 2017; November 13, 2017 and

•	the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-36622), filed with the SEC on September 16, 2014.

Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. In all such cases, you should rely on the later information over different information included in this prospectus supplement, the accompanying prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus supplement or the accompanying prospectus is current as of any date other than the date of that document.

You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address:

Zernikedreef 9

2333 CK Leiden

The Netherlands

Attention: Company Secretary

Tel.: +31 88 166 7000

IR@proqr.com

PROSPECTUS

$200,000,000

ORDINARY SHARES

WARRANTS

UNITS

We may offer securities, warrants, rights, purchase contracts, units, or ordinary shares from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $200,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

Our ordinary shares are listed on the NASDAQ Global Market under the symbol “PRQR.” On September 30, 2015, the last reported sale price of our ordinary shares on the NASDAQ Global Market was $14.57 per share.

ProQR Therapeutics N.V. is a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. Our principal executive offices are located at Darwinweg 24, 2333 CR Leiden, The Netherlands. Our telephone number at such address is 31 88 166 7000.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 19, 2015.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding: the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks described under the heading “Risk Factors” in this prospectus and our most recent annual report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.

You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors included or incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus having an aggregate public offering price of $200,000,000 in one or more offerings. This prospectus provides you with a general description of the securities we may offer. When we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” and “Incorporation Of Certain Information By Reference.”

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of ProQR Therapeutics N.V. and certain material terms of the securities that may be offered that are known as of the date of this prospectus. Before you decide to invest in our securities, you should carefully consider the risks and discussion of risks set forth under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on April 22, 2015, and the subsequent Annual Reports on Form 20-F that we file with the SEC. When we use the words “the Company,” “we,” “us,” “ours” and “our,” we are referring to ProQR Therapeutics N.V. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that we may offer;

•	the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

•	the documents referred to in “Where You Can Find Additional Information” for information about us, including our financial statements.

Our Company

We are an innovative biopharmaceutical company engaged in the discovery and development of RNA-based therapeutics for the treatment of severe genetic disorders. Utilizing our unique proprietary RNA repair technologies we are building a pipeline in severe genetic disorders beyond cystic fibrosis, or CF and Leber’s congenital amaurosis or LCA. We believe we will be able to treat rare genetic disorders in which a single protein is defective due to certain types of genetic mutations. We design our therapeutic candidates to specifically target and repair the defective messenger RNA, or mRNA, that is transcribed from a mutated gene in order to restore the expression and function of normal, or wild-type, protein. We believe that targeting the mRNA to restore the production of normal protein is a unique approach that offers advantages compared with small molecule, gene therapy and other therapeutic approaches. The first two programs in our pipeline focus respectively on the development of a disease-modifying therapy for the treatment of CF and LCA. Further, based on our own research and initial selection criteria, we believe that our RNA repair technologies can potentially be used to treat a broad range of other severe genetic diseases with high unmet medical need, and to date we have identified more than 50 potential target indications.

CF is a genetic disease that affects an estimated 70,000 to 100,000 patients worldwide and causes early morbidity and mortality. CF currently has no cure. The median age of death for CF patients is 27, and more than 90% of CF patients die from respiratory failure. CF is caused by mutations in the gene that encodes for a protein called cystic fibrosis transmembrane conductance regulator, or CFTR. Although there are more than 1,900 different genetic mutations that cause CF, the ΔF508 mutation that we are targeting is the most prevalent and is present in approximately 70% of all CF patients. In CF patients, this mutated gene and the resulting defective protein lead to the dysfunction of multiple organ systems, including the lungs, pancreas and gastrointestinal tract. In the lung airways, absence of functional CFTR protein leads to unusually thick, sticky mucus that clogs the lungs and increases vulnerability to chronic, life-threatening lung infections. To date, all but one of the therapies approved to treat CF patients with this mutation are designed to treat the symptoms of CF rather than address the underlying cause.

Our lead product candidate, QR-010, a first-in-class RNA-based oligonucleotide, is designed to address the underlying cause of the disease by repairing the mRNA defect encoded by the ΔF508 mutation in the CFTR gene of CF patients. The ΔF508 mutation is a deletion of three of the coding base pairs, or nucleotides, in the CFTR gene, which results in the production of a misfolded CFTR protein that does not function normally. QR-010 is designed to bind to the defective CFTR mRNA and guide the insertion of the three missing nucleotides, thus repairing the mRNA and subsequently producing wild-type, or normal CFTR protein. QR-010 is designed to be self-administered through a small, handheld aerosol delivery device, or nebulizer, in the form of a mist inhaled into the lungs. We believe this method could allow maximum exposure of QR-010 to the primary target organ, the lung, as well as significant exposure to other affected organs through systemic absorption into the blood. To date, we have conducted extensive pre-clinical studies that have shown significant activity of QR-010 in restoring the expression of fully functional CFTR protein in cell and animal models that bear the ΔF508 mutation. We believe this activity in pre-clinical models of CF provides support for the clinical development and therapeutic potential of QR-010. QR-010 has been granted orphan drug designation in the United States and the European Union. Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of market exclusivity. This exclusivity precludes the U.S. Food and Drug Administration, or FDA, or the European Medicines Agency, or EMA, as applicable, from approving another marketing application for the same or, in the European Union, a similar drug for the same indication for that time period, unless the later product is clinically superior. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

QR-010 is currently being tested in two clinical trials directly in CF patients. This first clinical trial is a Phase 1b, randomized, double-blind, placebo-controlled, 28-day dose-escalation study to evaluate the safety, tolerability and absorption, distribution and degradation, or pharmacokinetics, of QR-010 in CF patients who have two copies of the ΔF508 mutation. We will also assess exploratory outcome measures that could be indicative of the potential efficacy of QR-010. In parallel with our Phase 1b trial, we are also conducting a proof-of-concept, or POC, study designed to investigate the drug candidate’s ability to restore CFTR function in the nasal lining of CF patients with the ΔF508 mutation. We expect to report top-line data from both our Phase 1b trial and our POC study in the fourth quarter of 2015 or early 2016.

LCA is the most common genetic blindness in childhood. LCA is caused by a genetic defect in 19 or more associated genes. The most common mutation is the p.Cys998X in the CEP290 (Centrosomal protein of 290 kDa) gene. We believe that approximately 2,000 patients in the Western world suffer from LCA due to this mutation in the CEP290 gene. Most patients affected by this mutation typically lose sight in the first few years after birth. There is currently no disease modifying therapy available on the market or being tested in development for this specific subtype of the disease. In LCA patients, this mutation leads to significant decrease of active CEP290 protein in the photoreceptor cells in the retina in the eye. The absence of this essential protein causes blindness.

Our product candidate QR-110, a first-in-class oligonucleotide, is designed to treat the disease by repairing the underlying cause in the mRNA, which results in the production of wild-type CEP290 protein. The p.Cys998X mutation is a substitution of one nucleotide in the pre-mRNA forming a cryptic splice site that causes a part of the following intron to be included in the mRNA. This leads to an out-of-frame mRNA that is not translated into the required protein. QR-110 is designed to bind to the mutated location in the pre-mRNA, masking the cryptic splice site, thereby leading to normally spliced or wild-type mRNA, which could produce wild-type or normal protein. QR-110 is designed to be administered through an intravitreal injection in the eye. To date, we have conducted pre-clinical studies that have shown significant activity of QR-110 in restoring the expression of fully functional CEP290 protein in cells that bear this. We believe this activity in pre-clinical models of LCA provides support for the clinical development and therapeutic potential of QR-110. In 2016 we intend to dose a first patient in our first clinical trial directly in LCA patients.

Beyond CF and LCA, our innovation unit, which is our internal discovery engine, is working on many more programs that we have identified in our own internal research. We see many opportunities where we can use our knowhow and RNA technologies to potentially make a life saving impact to patients suffering from different severe genetic disorders. The programs in the innovation unit vary in stage of discovery, from the idea phase to close to having a complete pre-clinical PoC. We believe based on this internal discovery effort we will be able to add two programs per year to our development pipeline.

ProQR was formed in February 2012 by Daniel de Boer, Gerard Platenburg, Henri Termeer and Dinko Valerio. Mr. de Boer is a passionate and driven entrepreneur and advocate for CF patients, and has assembled an experienced team of successful biotech executives as co-founders and early investors. ProQR’s team has extensive experience in discovery, development and commercialization of CF treatments and RNA therapeutics. To date, we have raised approximately € 133 million in gross proceeds from our initial public offering of shares on the NASDAQ Global Market and private placements of equity securities. In addition, we have received grants, loans and other funding from CF-focused patient organizations and government institutions supporting our program for CF, including from Cystic Fibrosis Foundation Therapeutics, Inc., a subsidiary of the Cystic Fibrosis Foundation and the European Commission. ProQR headquarters are in Leiden, the Netherlands.

The Securities We May Offer

We may use this prospectus to offer any of the following types of securities having an aggregate public offering price of $200,000,000:

•	ordinary shares;

•	warrants; and

•	units.

We may issue securities of the types listed above which are convertible or exchangeable for other securities so listed.

When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Listing

Our ordinary shares are listed on the NASDAQ Global Market under the symbol “PRQR.” If any other securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual and other reports and other information with the SEC. Such filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document. This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on April 22, 2015;

•	our Reports on Form 6-K, filed with the SEC on February 26, 2015, April 29, 2015, May 21, 2015, June 11, 2015, June 29, 2015, August 19, 2014 and September 14, 2015; and

•	the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-36622), filed with the SEC on September 16, 2014.

We will also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Reports on Form 6-K containing our quarterly earnings releases and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address:

Darwinweg 24

2333 CR Leiden

The Netherlands

Attention: Company Secretary

Tel.: 31 88 166 7000

IR@proqr.com

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and discussion of risks set forth under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on April 22, 2015, and the other documents we have incorporated by reference in this prospectus, including the section entitled “Item 3. Key Information—D. Risk Factors” in future Annual Reports on Form 20-F that summarize the risks that may materially affect our business, before making an investment in our securities. Please see the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement or related free writing prospectus, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, working capital, repayment of outstanding indebtedness, strategic acquisitions and other potential business development activities, ongoing research and development activities and capital expenditures. Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but may not be limited to, short-term investments, including government bonds, or other interest-bearing investments.

We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and any acquisitions.

CAPITALIZATION

Information on our consolidated capitalization will be contained in a prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

Warrants

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase securities in one or more series. Warrants may be offered independently or together with ordinary shares or units offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue warrants to purchase our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant indenture between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Units

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of ordinary shares and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

We may issue units consisting of one or more ordinary shares, warrants or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

DESCRIPTION OF SHARE CAPITAL

This section describes the general terms of our ordinary shares that we may offer from time to time. For more detailed information, a holder of our ordinary shares should refer to our certificate of incorporation and our by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

We were incorporated on February 21, 2012 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. In connection with our initial public offering in 2014, our shareholders resolved to amend our articles of association and to convert into a public company with limited liability by means of a Deed of Amendment and Conversion, pursuant to which, we converted to a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands. In connection with this conversion, our legal name changed from ProQR Therapeutics B.V. to ProQR Therapeutics N.V.

Our company is registered with the Dutch Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel en Fabrieken) in Leiden, the Netherlands under number 54600790. Our corporate seat is in Leiden, the Netherlands, and our registered office is at Darwinweg 24, 2333 CR Leiden, the Netherlands.

As of the date hereof, our authorized share capital is €3,000,000, divided into 37,500,000 ordinary shares and 37,500,000 preferred shares, each with a nominal value of €0.04. Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “PRQR.”

We have listed our ordinary shares in registered form and our shares are not certificated. We have appointed American Stock Transfer & Trust Company, LLC as our agent to maintain our shareholders register and to act as transfer agent, registrar and paying agent for the ordinary shares. Our ordinary shares are traded on the NASDAQ Global Market in book-entry form.

Articles of Association and Dutch Law

Set forth below is a summary of relevant information concerning the material provisions of our articles of association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Anti-Takeover Measure

To enable us to pursue our business strategy and the successful development of our product pipeline and to protect our interests and those of our stakeholders (including shareholders, employees and patient populations), our business strategy, our continuity and our independence against actual and potential threats, we have adopted an anti-takeover measure by granting a perpetual and repeatedly exercisable call option to a protection foundation, Stichting Continuity ProQR Therapeutics. The call option confers on the protection foundation the right to acquire under certain conditions such number of preferred shares as equals, at the time of exercise of the call option, the lesser of: (i) the total number of shares equal to our issued share capital at that time, minus the number of preferred shares already held by the protection foundation at that time (if any) or (ii) the maximum number of preferred shares that may be issued under our authorized share capital under our articles of association from time to time. The protection foundation’s articles of association provide that it will act to promote and protect the best interests of us, our business and our stakeholders, including patient populations that may benefit from our products and pipeline, by opposing any influences that conflict with these interests and threaten to undermine our strategy, continuity, independence and identity. The board of the protection foundation is independent from us, our stakeholders and our subsidiaries.

Upon exercise of the call option, the preferred shares will be issued to the protection foundation for their nominal value, of which only 25% will be due upon issuance. The voting rights of our shares are based on nominal value and as we expect our shares to trade substantially in excess of nominal value, a foundation acquiring preferred shares issued at 25% of their nominal value can obtain significant voting power for a substantially reduced price and thus be used as a defensive measure. These preferred shares will have both a liquidation and dividend preference over our ordinary shares and will accrue cash dividends at a fixed rate with deficits in a preferred dividend being carried forward. The protection foundation may exercise the call option to acquire preferred shares in order to protect us from influences that do not serve our best interests and threaten to undermine our strategy, continuity, independence and identity. These influences may include a third-party acquiring a significant percentage of our ordinary shares, the announcement of a public offer for our ordinary shares, other concentration of control over our ordinary shares or any other form of pressure on us to alter our strategic policies.

Company’s Shareholders’ Register

All of our registered shares are registered in our shareholders’ register. Subject to Dutch law and our articles of association, we must keep our shareholders’ register accurate and up-to-date. Our shareholders’ register shall be kept by our management board and, when it regards the subregister, on behalf of the management board by our agent. In our shareholders’ register the names and addresses and other relevant details of all holders of registered shares are recorded, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The shareholders’ register also includes the names and addresses and other relevant details of those with a right usufruct (vruchtgebruik) or a right of pledge (pandrecht) in respect of such shares. The ordinary shares offered in this offering will be held through DTC, therefore DTC will be recorded in the shareholders register as the holder of those ordinary shares.

Shareholders, usufructuaries and pledgees whose particulars must be recorded in our shareholders’ register are required to provide our management board with the necessary particulars in a timely fashion. Upon request, shareholders, usufructuaries and pledgees shall be provided with an extract of our shareholders’ register in respect of their right to one or more registered shares.

Issuance of Shares and Preemptive Rights

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the general meeting of shareholders. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our management board, which proposal must have been approved by our supervisory board. Our general meeting of shareholders may authorize our management board to issue new shares or grant rights to subscribe for shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as such authorization is effective, our general meeting of shareholders will not have the power to issue shares and rights to subscribe for shares. Pursuant to our articles of association, our management board may only exercise the power to issue shares with the approval of our supervisory board.

On September 15, 2014, our general meeting of shareholders adopted a resolution pursuant to which our management board will be irrevocably authorized to, following approval of our supervisory board, issue up to 15% of our issued share capital for general purposes, plus 15% of our issued share capital for mergers, demergers, acquisitions and other strategic transactions and alliances, plus 15% of our issued share capital minus treasury shares for issuance under stock option plans, for a period of five years from the date of such resolution. Also, the call-option for preferred shares was issued to the protection foundation, as described above under “Anti-Takeover Measure”.

Under Dutch law, in the event of an issuance of ordinary shares or granting of rights to subscribe for ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder. A holder of ordinary shares does not have a preemptive right with respect to the issuance of—or granting of rights to subscribe for (i) ordinary shares for consideration other than cash, or (ii) ordinary shares to our employees or employees of one of our group companies, or (iii) ordinary shares to persons exercising a previously granted right to subscribe for shares, or (iv) preferred shares.

The preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our management board, which proposal must have been approved by our supervisory board. Our general meeting of shareholders may authorize our management board to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such authorization for the management board can be granted and extended, in each case for a period not exceeding five years. For as long as such authorization is effective, our general meeting of shareholders will not have the power to limit or exclude preemptive rights and such authorization may not be revoked unless stipulated otherwise in the authorization. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate our management board as the authorized body to do so requires at least a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

Preferred shares do not carry preemptive rights in respect of newly issued ordinary shares or preferred shares, nor do holders of ordinary shares have preemptive rights in respect of newly issued preferred shares. The call option of the protection foundation to acquire newly issued preferred shares of the company, see “Description of Share Capital—Anti-Takeover Measure”, is an irrevocable and repeatedly exercisable right to subscribe for preferred shares.

On September 15, 2014, our general meeting of shareholders adopted a resolution pursuant to which our management board will be irrevocably authorized to—following approval of our supervisory board—limit or exclude the preemptive rights of holders of ordinary shares for a period of five years from the date of such resolution.

Repurchases of our Shares

Under Dutch law, we may not subscribe for newly issued shares in our own capital. We may acquire our shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:

•	such shares are fully paid-up;

•	such shares are acquired for no consideration or such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

•	after the acquisition of shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than shares acquired for no consideration or by universal succession, we may acquire shares only if our general meeting of shareholders has authorized the management board to do so. An authorization by the general meeting of shareholders for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the general meeting of shareholders is required if ordinary shares are acquired by us on NASDAQ with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them. Our articles of association further provide that a resolution of our management board to acquire fully paid-up shares in our share capital requires the approval of our supervisory board.

On September 15, 2014, our general meeting of shareholders adopted a resolution pursuant to which our management board will be authorized to acquire (i) up to 10 % of our issued share capital on NASDAQ or by other means for an 18-month period from the date of such resolution for a price per share not exceeding 110% of the market price of the ordinary shares on NASDAQ (with the market price deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of acquisition) and (ii) the ordinary shares issued under our Option Plan at a price not exceeding $1,000 per share.

Capital Reductions; Cancellation

At a general meeting of shareholders, our shareholders may resolve to reduce our issued share capital by (i) cancelling shares or (ii) reducing the nominal value of the shares by virtue of an amendment to our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate (x) to shares held by the company itself or in respect of which the company holds the depository receipts, and (y) to all preferred shares. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our management board, which proposal must have been approved by our supervisory board. In order to be adopted by the general meeting of shareholders, a resolution to reduce the capital requires a simple majority of the votes cast at a general meeting of shareholders if at least half the issued capital is represented at the meeting or at least two-thirds of the votes cast at the general meeting of shareholders if less than half of the issued capital is represented at the general meeting of shareholders.

A reduction of the nominal value of shares without repayment and without release from the obligation to pay up the shares must be effectuated proportionally on shares of the same class (unless all shareholders concerned agree to a disproportionate reduction). A resolution that would result in a reduction of capital requires approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

In the event that all preferred shares are cancelled, distributions shall be made to the protection foundation as sole holder of such preferred shares.

Corporate Objectives

Under our articles of association, our corporate objectives are:

•	the development, bringing to market and exploitation of products and technologies in the field of biotechnology;

•	the research and development of (or the commission to research and develop) patents, know-how and intellectual and industrial property;

•	to make our products available to the patient populations that may benefit from such products and to maintain a suitable pipeline of products that may be beneficial for relevant patient populations;

•	to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

•	to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

•	to do anything which, in the widest sense of the words, is connected with or may be conducive to the attainment of these objects.

Amendment of Articles of Association

Our general meeting of shareholders, at the proposal of our management board, with the prior approval of our supervisory board, may resolve to amend our articles of association. A resolution taken by the general meeting of shareholders to amend our articles of association requires a simple majority of the votes cast.

General Meetings of Shareholders

General meetings of shareholders are held in Leiden, Amsterdam, Rotterdam, The Hague, or in the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. All shareholders and others entitled to attend general meetings of shareholders are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We must hold at least one general meeting of shareholders each year, to be held within six months after the end of our financial year. A general meeting of shareholders shall also be held within three months after our management board has considered it to be likely that the company’s equity has decreased to an amount equal to or lower than half of its paid up and called up capital. If the management board and supervisory board have failed to ensure that such general meetings of shareholders as referred to in the preceding sentences are held in a timely fashion, each shareholder and other person entitled to attend shareholders’ meetings may be authorized by the Dutch court to convene the general meeting of shareholders.

Our management board and our supervisory board may convene additional extraordinary general meetings of shareholders whenever they so decide. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least ten percent of our issued share capital may on their application, be authorized by the Dutch court to convene a general meeting of shareholders. The Dutch court will disallow the application if it does not appear to it that the applicants have previously requested that the management board or supervisory board convenes a shareholders’ meeting and neither the management board nor the supervisory board has taken the necessary steps so that the shareholders’ meeting could be held within eight weeks after the request.

General meetings of shareholders are convened by a notice which includes an agenda stating the items to be discussed. For the annual general meeting of shareholders the agenda will include, among other things, the adoption of our annual accounts, the appropriation of our profits or losses and proposals relating to the composition and filling of any vacancies of the management board or supervisory board. In addition, the agenda for a general meeting of shareholders includes such items as have been included therein by our management board or our supervisory board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, substantiated, or by a proposal for a resolution and received by us no later than the sixtieth day before the day the relevant general meeting of shareholders is held. No resolutions will be adopted on items other than those which have been included in the agenda.

We will give notice of each general meeting of shareholders by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law, applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting of shareholders.

Pursuant to our articles of association, our management board may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting of shareholders to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote in the general meeting of shareholders. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the general meeting of shareholders. Our articles of association provide that a shareholder must notify the company in writing of his identity and his intention to attend (or be represented at) the general meeting of shareholders, such notice to be received by us ultimately on the seventh day prior to the general meeting of shareholders. If this requirement is not complied with or if upon direction of the company to that effect no proper identification is provided by any person wishing to enter the general meeting of shareholders, the chairman of the general meeting of shareholders may, in his sole discretion, refuse entry to the shareholder or his proxy holder.

Pursuant to our articles of association, our general meeting of shareholders is chaired by the chairman of our supervisory board. If the chairman of our supervisory board is absent and has not charged another person to chair the meeting in his place, the supervisory board members present at the meeting shall appoint one of them to be chairman. If no supervisory board members are present at the general meeting of shareholders, the general meeting of shareholders will be chaired by our CEO or, if our CEO is absent, another management board member present at the meeting and, if none of them is present, the general meeting of shareholders shall appoint its own chairman. The person who should chair the meeting may appoint another person in his stead.

The chairman of the general meeting of shareholders may decide at his discretion to admit other persons to the meeting. The chairman of the general meeting of shareholders shall appoint another person present at the shareholders’ meeting to act as secretary and to minute the proceedings at the meeting. The chairman of the general meeting of shareholders may instruct a civil law notary to draw up a notarial report of the proceedings at the company’s expense, in which case no minutes need to be taken. The chairman of the general meeting of shareholders is authorized to eject any person from the general meeting of shareholders if the chairman considers that person to disrupt the orderly proceedings. The general meeting of shareholders shall be conducted in the English language.

Voting Rights and Quorum Requirements

In accordance with Dutch law and our articles of association, each issued ordinary share and preferred share confers the right on the holder thereof to cast one vote at the general meeting of shareholders. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended as long as they are held in treasury. Dutch law does not permit cumulative voting for the election of management board members or supervisory board members.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of the general meeting of shareholders) of a shareholder, which proxy holder need not be a shareholder. Our articles of association do not limit the number of shares that may be voted by a single shareholder.

Under our articles of association, blank votes, abstentions and invalid votes shall not be counted as votes cast. Further, shares in respect of which a blank or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting of shareholders. The chairman of the general meeting of shareholders shall determine the manner of voting and whether voting may take place by acclamation.

In accordance with Dutch law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of NASDAQ Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

Resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast without quorum requirement, except where Dutch law or our articles of association provide for a special majority and/or quorum in relation to specified resolutions.

The chairman of the general meeting of shareholders shall decide on the method of voting and may determine the voting procedure. The determination made by the chairman of the general meeting of shareholders with regard to the results of a vote shall be decisive. However, where the accuracy of the chairman’s determination is contested immediately after it has been made, a new vote shall take place if the majority of the general meeting of shareholders so requires or, where the original vote did not take place by response to a roll call or in writing, if any party with voting rights present at the meeting so requires.

Our management board will keep a record of the resolutions passed at each general meeting of shareholders. The record shall be available at our office for inspection by any person entitled to attend general meetings of shareholders and upon request a copy of or extract from the record will be provided to such person at no more than the cost price.

Our articles of association and Dutch law provide that resolutions of our management board concerning a material change in the identity or character of the company or our business are subject to the approval of the general meeting of shareholders. Such changes include in any event:

•	a transfer of all or materially all of our business to a third party;

•	the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance for the company; and

•	the acquisition or disposition of an interest in the capital of a company by the company or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the company’s most recently adopted annual accounts.

Adoption of Annual Accounts and Discharge of Management and Supervisory Liability

Pursuant to Dutch law, we are required to publish our annual accounts within eight days after adoption and ultimately within 13 months after the end of our financial year.

Each year within five months after the end of our financial year, save where this period is extended for a maximum of six months by the general meeting of shareholders on account of special circumstances, our management board will prepare the annual accounts. The annual accounts must be accompanied by an auditor’s certificate, an annual report and certain other mandatory information and must be made available for inspection by our shareholders at our offices within the same period. Under Dutch law, the general meeting of shareholders may appoint and remove our independent auditors, as referred to in Section 2:393 Dutch Civil Code, who audit the annual accounts. If the general meeting of shareholders fails to appoint an independent auditor, the auditor will be appointed by the supervisory board or, if the supervisory board fails to do so, the management board. The annual accounts are adopted by our shareholders at the general meeting of shareholders and will be prepared in accordance with Part 9 of Book 2 of the Dutch Civil Code.

The adoption of the annual accounts by our shareholders does not release our management board members and our supervisory board members from liability for acts reflected in those documents. Any such release from liability requires a separate shareholders’ resolution.

Our financial reporting will be subject to the supervision of the Dutch regulator AFM. The AFM will review the content of the financial reports and has the authority to approach us with requests for information if, on the basis of publicly available information, it has reasonable doubts as to the integrity of our financial reporting. For a more detailed description we refer to the description below under the heading “—Dutch Financial Reporting Supervision Act.”

Dividends and other Distributions

We may only make distributions to our shareholders and other persons entitled to distributable profits, to the extent that our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves as required to be maintained by Dutch law or by our articles of association.

Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares, of which none will be outstanding on completion of this offering. Any amount remaining out of the profit is carried to reserve as the management board determines. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. The management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders.

Distributions shall be payable in such currency as determined by our management board. We intend that distributions, if any, shall be payable on such date as determined by our management board. Our management board will set the date that will be applied in order to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

We do not anticipate paying any dividends for the foreseeable future.

Liquidation and Dissolution

The general meeting of shareholders may, based on a proposal by our management board, which proposal has been approved by our supervisory board, resolve to dissolve the company by a resolution passed by a simple majority of the votes cast. In the event of the company being dissolved, the liquidation shall be effected by our management board under the supervision of the supervisory board, unless the general meeting of shareholders decides otherwise.

In the event of a dissolution and liquidation, the assets remaining after payment of all of the company’s debts (including any liquidation expenses) are to be distributed (i) firstly to the holders, if any, of preferred shares the nominal value of the preferred shares (to the extent paid-up) plus unpaid accrued dividends and deficits (if any) in preferred dividends, (ii) the balance remaining to the holders of ordinary shares in proportion to the aggregate nominal value of their ordinary shares. The liquidation and all distributions referred to in this paragraph will be made in accordance with the relevant provisions of Dutch law.

Limitations on Non-Residents and Exchange Controls

There are no limits under the laws of the Netherlands or in our articles of association on non-residents of the Netherlands holding or voting our ordinary shares. Under Dutch law, there currently are no exchange controls applicable to the transfer of dividends or other distributions with respect to, or of the proceeds from the sale of, shares in a Dutch company, to persons outside the Netherlands.

Netherlands Squeeze-Out Proceedings

Pursuant to Section 2:92a of the Dutch Civil Code, a shareholder who for its own account (or together with its group companies) provides at least 95% of our issued share capital may institute proceedings against our other shareholders jointly for the transfer of their shares to it. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber of the Amsterdam Court of Appeal becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

A shareholder that provides a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective to obtain at least 95% of our issued share capital and thus to be allowed to initiate squeeze-out proceedings. Those restructuring transactions could, amongst other things, include a legal merger or demerger involving our company, a contribution of cash and/or assets against issuance of shares involving our company, the issue of new shares to the majority shareholder while excluding any pre-emption rights of minority shareholders in relation to such issuance or an asset sale transaction.

In Dutch public takeover practice, depending on the circumstances, an asset sale transaction is sometimes used as a way to squeeze out minority shareholders, for example, after a successful public offer, or tender offer, through which the offeror acquires a supermajority, but less than all, of the shares. In such a scenario, the business of the target company would be sold to an offeror, a buyer or a special purpose vehicle, followed by the liquidation of the target company. The purchase price would be distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders participated.

Under our articles of association, any proposal to sell and transfer all of our assets and to dissolve and liquidate our company is subject to approval by a majority of the votes cast in our general meeting of shareholders which must be preceded by a proposal by our management board, which must be approved by our supervisory board.

Dutch Corporate Governance Code

The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their annual report filed in the Netherlands whether or not they are complying with the various rules of the DCGC that are addressed to the management board and supervisory board and, if they do not apply those provisions, to give the reasons for such non-application. The DCGC contains both principles and best practice provisions for the management board, supervisory board, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The principles and best practice provisions apply to our management board and supervisory board, for example in relation to its role and composition, conflicts of interest, independence requirements for supervisory board members, supervisory board committees and compensation; shareholders and the general meeting of shareholders, for example, regarding anti-takeover protection and obligations of the company to provide information to our shareholders; and financial reporting, including external auditor and internal audit requirements.

We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of the NASDAQ Stock Market and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on the NASDAQ Global Market.

The discussion below summarizes the most important differences between our governance structure and the principles and best practices of the DCGC:

•	Best practice provisions I.1 and I.2 provide that each substantial change in our corporate governance structure and in our compliance with the DCGC must be submitted to the general meeting of shareholders for discussion under a separate agenda item. As our ordinary shares will be listed on the NASDAQ Global Market only, we intend to comply with the corporate governance rules that apply to companies that are listed on the NASDAQ Global Market and therefore will not comply with these provisions.

•	Best practice provision III. 2.1. stipulates that all supervisory board members, with the exception of not more than one person, shall be independent within the meaning of best practice provision III.2.2. As our ordinary shares will be listed on the NASDAQ Global Market only, we intend to comply with the corporate governance rules that apply to companies that are listed on the NASDAQ Global Market, and will therefore only apply the NASDAQ criteria on independence of members of the supervisory board.

•	Best practice provision III.7.1 prohibits the granting of shares or rights to shares to members of the supervisory board as compensation. It is common practice for companies listed on the NASDAQ Global Market to grant shares to the members of the supervisory board as compensation, in order to align the interests of the members of the supervisory board with our interests and those of our shareholders, and we have granted and expect to grant options to acquire ordinary shares to our supervisory board members.

•	Pursuant to the best practice provisions II.2.4 through II.2.7 of the DCGC, options granted to our management board members should not be exercisable during the first three years after the date of grant; the option exercise price for our management board members may not be below a verifiable trading price (or an average thereof); neither the option exercise price nor the other terms and conditions applicable to options granted to our management board members may be modified during the term of those options (except as prompted by structural changes to our share capital or our company in accordance with market practice); shares granted to our management board members for no financial consideration should be retained by them for a period of at least five years or until they cease to hold office, whichever is the shorter period; and the number of options and/or shares granted to our management board members should be dependent on the achievement of pre-determined performance criteria. We do not intend to comply with all of the above requirements.

•	Best practice provision IV.1.1 provides that the general meeting of shareholders may pass a resolution to cancel the binding nature of a nomination for the appointment of a member of the management board or of the supervisory board or a resolution to dismiss such member by an absolute majority of the votes cast. It may be provided that such majority should represent a given proportion of the issued capital, but this proportion may not exceed one third. In addition, best practice IV.1.1. provides that if such proportion of the share capital is not represented at the meeting, but an absolute majority of the votes cast is in favor of a resolution to cancel the binding nature of the nomination, a new general meeting of shareholders will be convened where the resolution may be adopted by absolute majority, regardless of the proportion of the share capital represented at the meeting. Our articles of association will provide that these resolutions can only be adopted with at least a 2/3 majority which must represent more than 50% of our issued capital, and that no such second meeting will be convened, because we believe that the decision to overrule a nomination by the management board or the supervisory board for the appointment or dismissal of a member of our management board or of our supervisory board must be widely supported by our shareholders.

•	Best practice provision IV.3.1 stipulates that meetings with analysts, presentations to analysts, presentations to investors and institutional investors and press conferences must be announced in advance on the company’s website and by means of press releases. Provision must be made for all shareholders to follow these meetings and presentations in real time, for example by means of webcasting or telephone. After the meetings, the presentations must be posted on the company’s website. We believe that enabling shareholders to follow in real time all the meetings with analysts, presentations to analysts and presentations to investors, would create an excessive burden on our resources. We intend to post analyst presentations on our website after meetings with analysts.

•	Pursuant to best practice provision II.2.8 the remuneration of the management board in the event of dismissal may not exceed one year’s salary. The management services agreements with our management board members provide for a lump-sum equal to 24 months of the individual’s monthly gross fixed salary. Based on the risk profile of the company and to be able to attract highly skilled management, we assumed this period to be appropriate.

Market Abuse

The Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, or FMSA) contains rules intended to prevent market abuse, such as insider trading, tipping and market manipulation. Such rules on market manipulation may restrict our ability to buy back our shares. In certain circumstances, our investors can also be subject to such rules intended to prevent market abuse.

Pursuant to the FMSA, any member of our management board, any member of our supervisory board and any other person who has managerial or co-managerial responsibilities in respect of us or who has the authority to make decisions affecting our future developments and business prospects and who may have regular access to inside information relating, directly or indirectly, to us, must give written notice to the Dutch Authority for the Financial Markets, or AFM, by means of a standard form of all transactions conducted for his own account relating to our shares or in financial instruments the value of which is determined or co-determined by the value of our shares, conducted for its own account.

In addition, in accordance with the FMSA and the regulations promulgated thereunder, certain persons closely associated with members of our management board, supervisory board or any of the other persons as described above, must also notify the AFM of any transactions conducted for their own account relating to our shares or in financial instruments the value of which is determined or co-determined by the value of our shares. The FMSA and the regulations promulgated thereunder cover the following categories of persons: (i) the spouse or any partner considered by national law as equivalent to the spouse, (ii) dependent children of such persons, (iii) other relatives who have shared the same household for at least one year at the relevant transaction date and (iv) any legal person, trust or partnership whose, among other things, managerial responsibilities are discharged by a person referred to under (i), (ii) or (iii) above or by the relevant member of the management board or supervisory board or other person with any authority in respect of us as described above.

These notifications to the AFM must be made no later than on the fifth business day following the transaction date. Under certain circumstances, the notification may be postponed until the moment that the value of the transactions performed for that person’s own account, together with the transactions carried out by the persons closely associated with that person, reaches or exceeds an amount of €5,000 in the calendar year in question.

The AFM does not issue separate public announcements of notifications received by it. It does, however, keep a public register of all notifications under the FMSA accessible on its website, http://www.afm.nl. Third parties can request to be notified automatically by e-mail of changes to the public register in relation to a particular company’s shares or a particular notifying party.

Non-compliance with the notification obligations or other obligations under the FMSA could lead to criminal fines, administrative fines, imprisonment or other sanctions.

Pursuant to the rules intended to prevent market abuse, prior to the completion of this offering we will adopt an internal code on inside information in respect of the holding of and carrying out of transactions by management board members, supervisory board members and employees in our shares or in financial instruments the value of which is determined or co-determined by the value of our shares. Furthermore, we have drawn up a list of those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the rules on insider trading and market manipulation, including the sanctions which can be imposed in the event of a violation of those rules.

Dutch Financial Reporting Supervision Act

Under the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving) (the “FRSA”), the AFM supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or in a non-EU country on a system similar to a regulated market. Since our company has its corporate seat in the Netherlands and our ordinary shares will be listed on the NASDAQ Global Market, the FRSA will be applicable to us.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards and (ii) recommend to us that we make available further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.

Differences in Corporate Law

We are incorporated under the laws of the Netherlands. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of the Netherlands and Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable Dutch law and our articles of association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Delaware	The Netherlands

Duties of Directors

The board of directors of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of a corporation.

In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

In the Netherlands, a listed company typically has a two-tier board structure, with a management board comprising the executive directors and a supervisory board comprising the non-executive directors (although a single-tier board system may also be used).

Under Dutch law, the management board is responsible for the day-to-day management and the strategy, policy and operations of a company. The supervisory board is responsible for supervising the conduct of, and providing advice to, the management board and for supervising the company’s general affairs and business. Each managing director and supervisory director has a duty to act in the corporate interest of the company and the business connected with it.

Unlike under Delaware law, under Dutch law the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company and the business connected with it also applies in the event of a proposed sale or break-up of the company, whereby the specific circumstances generally dictate how such duty is to be applied. Any management board resolution concerning a material change in the identity or character of the company or its business requires shareholders’ approval. The management board may decide in its sole discretion, within the confines of Dutch law and the articles of association, to incur additional indebtedness subject to any contractual restrictions pursuant to our existing financing arrangements.

Delaware	The Netherlands

Director Terms

The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a “classified” board of directors may not be removed by shareholders without cause. There is no limit to the number of terms a director may serve.

In contrast to Delaware law, under Dutch law a supervisory board member of a listed company is generally appointed for a maximum term of four years. There is no statutory limit to the number of terms a supervisory board member may serve, although the DCGC recommends that supervisory board members shall serve for a maximum of three four-year terms. It is currently anticipated that our supervisory board members will serve a maximum of three terms of four years.

A supervisory board member may be removed at any time, with or without cause, by the general meeting of shareholders. Pursuant to our articles of association, our general meeting of shareholders may only adopt a resolution to suspend or dismiss such supervisory board member by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital of the company, unless the proposal was made by the supervisory board, in which case a simple majority of the votes cast is sufficient.

Board Vacancies

The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Under Dutch law, management board members and supervisory board members of a company such as ours are appointed by the general meeting of shareholders, rather than appointed by the management board as is typical for a Delaware corporation.

Under our articles of association, management board members and supervisory board members are appointed by our general meeting of shareholders upon the binding nomination by our supervisory board. However, the general meeting of shareholders, may at all times overrule such binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital, following which our supervisory board shall draw up a new binding nomination.

Conflict-of-Interest Transactions

Under the Delaware General Corporation Law, transactions with directors must be approved by disinterested directors or by the shareholders, or otherwise proven to be fair to the company as of the time it is approved. Such transaction will be void or	Under Dutch law, a management board member and a supervisory board member with a direct or indirect personal interest that conflicts with the interests of the company or of the business connected with it must abstain from participating in the decision-

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voidable, unless (1) the material facts of any interested directors’ interests are disclosed or are known to the board of directors and the transaction is approved by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; (2) the material facts of any interested directors’ interests are disclosed or are known to the shareholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the shareholders; or (3) the transaction is fair to the company as of the time it is approved.

making process (i.e., the deliberations and the decision-making) with respect to the relevant matter. A board member with such a conflict of interest must promptly notify the other directors of his or her conflict. If it becomes apparent that such member was indeed involved in the decision-making process, then such decision may be nullified.

Our articles of association provide that if as a result of conflicts of interest no resolution of the management board can be adopted, the resolution will be adopted by our supervisory board. If as a result of a conflict of interest of supervisory board members no resolution of the supervisory board can be adopted, the resolution can nonetheless be adopted by our supervisory board as if there was no conflict of interest. In that case, each supervisory board member is entitled to participate in the discussion and decision making process and to cast a vote.

Management board members with a conflict of interest remain authorized to represent the company. However, the relevant management board members may under certain circumstances be held personally liable for any damage suffered by the company as a consequence of the transaction.

Agreements entered into with third parties contrary to the rules on decision-making in the case of a conflict of interest, may as a rule not be annulled. Only under special circumstances will a company be able to annul an agreement or claim damages, such as when a third party abuses a conflict of interest situation.

Proxy Voting by Directors

A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.	An absent management board member may issue a proxy for a specific meeting of the management board but only in writing to another management board member. An absent supervisory board member may issue a proxy for a specific meeting of the supervisory board but only in writing to another supervisory board member.

Voting Rights

Under the Delaware General Corporation Law, each shareholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. Cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Either the certificate of incorporation or the bylaws may specify	Under Dutch law, shares have one vote per share, provided such shares have the same nominal value. Our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. All resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast without quorum

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the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum will consist of no less than 1/3 of the shares of such class or series or classes or series.

Shareholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 days nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

requirement, except where Dutch law or our articles of association provide for a special majority and/or quorum in relation to specified resolutions. Each holder of ordinary shares may cast as many votes as it holds shares. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended as long as they are held in treasury. Dutch law does not permit cumulative voting for the election of management board members and supervisory board members.

Pursuant to our articles of association, our management board may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting of shareholders to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote in the general meeting of shareholders. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the general meeting of shareholders. There is no specific provision in Dutch law for adjournments.

Shareholder Proposals

Delaware law does not provide shareholders an express right to put any proposal before a meeting of shareholders, but it provides that a corporation’s bylaws may provide that if the corporation solicits proxies with respect to the election of directors, it may be required to include in its proxy solicitation materials one or more individuals nominated by a shareholder. In keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. Additionally, if a Delaware corporation is subject to the SEC’s proxy rules, a shareholder who owns at least $2,000 in market value or 1% of the corporation’s securities entitled to vote for a continuous period of one year as of the date he submits a proposal, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Pursuant to Dutch law, one or more shareholders or others with meeting rights alone or jointly representing at least 10% of the issued share capital may on their application be authorized by the Dutch Court to convene a general meeting of shareholders if the management board and the supervisory board fail to do so in a timely manner.

The agenda for a general meeting of shareholders must contain such items as the management board, supervisory board or the person or persons convening the meeting decide. Pursuant to Dutch law, unlike under Delaware law, the agenda will also include such other items as one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital may request of the management board in writing and substantiated or by a proposal for a resolution, received by the company no later than on the 60th day before the date of the meeting.

Action by Written Consent

Unless otherwise provided in the corporation’s certificate of incorporation, any action required or	Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of

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permitted to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action to be so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

shareholders, provided (a) the articles of association expressly so allow, (b) no bearer shares or depository receipts are issued, (c) there are no persons entitled to the same rights as holders of depository receipts issued with the company’s cooperation, (d) the management board and supervisory board members have been given the opportunity to give their advice on the resolution, and (e) the resolution is adopted unanimously by all shareholders that are entitled to vote.

The requirement of unanimity renders the adoption of shareholder resolutions without a meeting not feasible for publicly traded companies. Our articles of association only expressly allow resolutions of the holders of preferred shares to be adopted without holding a meeting.

Shareholder Suits

Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.	Unlike under Delaware law, in the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. Individual shareholders do not have the right to bring an action on behalf of the company. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a tortious act directly against that individual shareholder. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself—outside the collective action—institute a civil claim for damages.

Repurchase of Shares

Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the	Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, repurchase its existing

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purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

and outstanding shares or depository receipts if permitted under its articles of association.

We may acquire our shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that: (i) such shares are fully paid-up; (ii) such shares are acquired for no consideration or such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and (iii) after the acquisition of shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than shares acquired for no consideration or by universal succession, our management board may acquire shares only if our general meeting of shareholders has authorized the management board to do so. An authorization by the general meeting of shareholders for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired.

No authorization of the general meeting of shareholders is required if listed ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan. Our articles of association further provide that a resolution of our management board to acquire fully paid-up shares in our share capital, requires the approval of our supervisory board.

On September 15, 2014, our general meeting of shareholders adopted a resolution pursuant to which our management board will be authorized to acquire (i) up to 10% of our issued share capital on the NASDAQ or by other means for an 18-month period from the date of such resolution for a price per share not exceeding 110% of the market price of the ordinary shares on the NASDAQ (with the market price deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of

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acquisition) and (ii) the ordinary shares issued under our Option Plan at a price not exceeding $1,000 per share.

Anti-Takeover Provisions

In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder that beneficially owns 15% or more of a corporation’s voting stock (or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years), within three years after the person becomes an interested shareholder, unless:

•    the transaction that will cause the person to become an interested shareholder is approved by the board of directors of the target prior to the transactions;

•    after the completion of the transaction in which the person becomes an interested shareholder, the interested shareholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and also officers of interested shareholders and shares owned by specified employee benefit plans; or

•    after the person becomes an interested shareholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested shareholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company.

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch statutory law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:

•    the authorization of a class of preferred shares that may be issued to a protection foundation, for which we expect to grant a perpetual and repeatedly exercisable call option to such protection foundation on or prior to the completion of this offering;

•    a provision that our management board members and our supervisory board members may only be appointed upon a binding nomination by our supervisory board, which can be set aside by a two-thirds majority of our shareholders representing more than half of our issued share capital;

•    a provision that our management board members and supervisory board members may only be removed by our general meeting of shareholders by at least a two-thirds majority of votes cast representing more than 50% of our issued share capital (unless the removal was proposed by the supervisory board); and

•    a requirement that certain matters, including an amendment of our articles of association, may only be brought to our shareholders for a vote upon a proposal by our management board that has been approved by our supervisory board.

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Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder may inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders and its other books and records during the corporation’s usual hours of business.

Our shareholders’ register is available for inspection by the shareholders and usufructuraries and pledgees whose particulars must be registered therein.

Our management board and our supervisory board provide our shareholders, at the general meeting of shareholders, with all information that the general meeting of shareholders reasonably requests unless doing so would be contrary to an overriding interest of ours. Our management board or our supervisory board will in principle give a reason for electing not to provide such information on the basis of overriding interest.

Removal of Directors

Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.	Under our articles of association, the general meeting of shareholders is at all times entitled to suspend or remove a management board member or supervisory board member. The general meeting of shareholders may only adopt a resolution to suspend or remove such a member by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company, unless the proposal was made by our supervisory board in which case a simple majority of the votes cast is sufficient.

Preemptive Rights

Under the Delaware General Corporation Law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.	Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of our management board, which proposal must have been approved by our supervisory board. Our general meeting of shareholders may authorize our management board, to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such authorization for the management board can be granted and extended, in each case for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate our management board as the authorized body to do so requires at least a two-thirds majority of the votes

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cast, if less than one half of our issued share capital is represented at the meeting.

On September 15, 2014, our general meeting of shareholders adopted a resolution pursuant to which our management board will be irrevocably authorized to—following approval of our supervisory board—limit or exclude the preemptive rights of holders of ordinary shares for a period of five years from the date of such resolution.

No preemptive rights apply in respect of preferred shares.

Dividends

Under the Delaware General Corporation Law, a Delaware corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.

Dutch law provides that dividends may only be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders’ equity exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association as apparent from an (interim) financial statement. Interim dividends should be regarded as advances on the final dividend to be declared with respect to the financial year in which the interim dividends have been declared. Should it be determined after adoption of the annual accounts with respect to the relevant financial year that the distribution was not permissible, the company may reclaim the paid interim dividends as unduly paid.

Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares, of which none will be outstanding on completion of this offering. Any amount remaining out of the profit is carried to reserve as the management board determines. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders.

Dividends shall be payable in such currency and on such date as determined by the management board. Claims for payment of dividends not made within

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five years from the date that such dividends became payable, will lapse and any such amounts will be considered to have been forfeited to us.

Appraisal Rights and Shareholder Vote on Certain Reorganizations

Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Under Dutch law, resolutions of the management board concerning a material change in the identity or character of the company or its business are subject to the approval of the general meeting of shareholders. Such changes include in any event:

•    a transfer of all or materially all of our business to a third party;

•    the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance for the company; and

•    the acquisition or disposition of an interest in the capital of a company by the company or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the company’s most recently adopted annual accounts.

The concept of appraisal rights does not exist under Dutch law. However, pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) provides at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer), which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares to be transferred.

Furthermore, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company

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who has voted against the cross-border merger may file a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts.

Compensation of Directors

Under the Delaware General Corporation Law, the shareholders do not generally have the right to approve the compensation policy for the board of directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to shareholder vote due to the provisions of federal securities and tax law.

In contrast to Delaware law, under Dutch law and our articles of association, the general meeting of shareholders must upon the proposal of our supervisory board adopt the compensation policy for the management board, which includes the outlines of the compensation of any members who serve on our management board. The supervisory board determines the compensation of the management board members in accordance with the compensation policy. A proposal by the supervisory board with respect to compensation schemes in the form of shares or rights to shares is submitted for approval by the supervisory board to the general meeting of shareholders. Such proposal must set out at least the maximum number of shares or rights to shares to be granted to the management board and the criteria for granting such shares.

The general meeting of shareholders, may determine the compensation of supervisory board members. The supervisory directors will be reimbursed for their expenses.

Registration Rights

Following this offering’s completion, the holders of an aggregate of 11,629,198 ordinary shares, or their permitted transferees, are entitled to rights with respect to the registration of these shares under the Securities Act. These rights are provided under the terms of a Registration Rights Agreement dated as of September 17, 2014 (the “Registration Rights Agreement”) between us and the holders of these shares, which was entered into following our initial public offering, and includes demand registration rights, short-form registration rights and piggyback registration rights. These registration rights are assignable, subject to certain conditions, including that the assignee be bound by the terms and conditions of the Registration Rights Agreement.

Demand Registration Rights

Under the terms of the Registration Rights Agreement, we are required, upon the written request of the holders of at least one-third of the shares that are then outstanding and entitled to rights under the Registration Rights Agreement, that the company file a Form F-1 registration statement with respect to such securities having an anticipated aggregate offering price, net of selling expense, of at least $10,000,000, then we must give notice of such initiating holders’ request to all holders of shares entitled to rights under the Registration Rights Agreement, and as soon as practicable within 60 days of such request file a Form F-1 registration statement covering all shares entitled to rights under the Registration Rights Agreement requested to be included by either the initiating holders or by any other holders of shares entitled to rights under the Registration Rights Agreement as specified by notice given by each such holder within 20 days of receiving notice of the initiating holders’ request. We are not required to effect a registration pursuant to this provision of the Registration Rights Agreement: (i) during the period that is 30 days before our good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a registration initiated by us; provided that we are actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after we have effected two registration statements pursuant to this provision of the Registration Rights Agreement; or (iii) if the initiating holders propose to dispose of securities that may be registered on a Form F-3 registration statement. We may defer the filing of a registration statement twice during any twelve-month period for a period of not more than 90 days, if we provide a certificate signed by our chief executive officer stating that in the good faith judgment of our board of directors it would be materially detrimental to us and our shareholders for such registration statement to be effected at this time.

Short Form Registration Rights

If we are eligible to file a registration statement on Form F-3 and have not effected more than two such registrations within the preceding twelve-month period, these holders have the right, upon written notice to us from the holders of at least 30% of the shares that are then outstanding and entitled to rights under the Registration Rights Agreement, that the company file a Form F-3 registrations statement with respect to securities of such holders having an anticipated aggregate offering price, net of selling expenses, of at least $5,000,000, then we must give notice to all other holders of such initiating holders’ request to all holders of shares entitled to rights under the Registration Rights Agreement, and as soon as practicable within 45 days of such request file a Form F-3 registration statement covering all shares entitled to registration rights requested to be included by either the initiating holders or by any other holders of shares entitled to registration rights within 20 days of receiving notice of the initiating holders’ request. We are not required to effect a registration pursuant to this provision of the Registration Rights Agreement during the period that is 30 days before our good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a registration initiated by us; provided that we are actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective. We may defer the filing of a registration statement twice during any twelve-month period for a period of not more than 90 days, if we provide a certificate signed by our chief executive officer stating that in the good faith judgment of our board of directors it would be materially detrimental to us and our shareholders for such registration statement to be effected at this time.

Piggyback Registration Rights

If we propose to register any of our ordinary shares, the holders of these shares are entitled to include their shares in the registration. If such registration is to be an underwritten offering, then the holders’ registration rights are conditioned on such holders’ participation in such underwriting.

FORM, EXCHANGE AND TRANSFER

We will issue securities only in registered form; no securities will be issued in bearer form. We will issue each security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under “Book-Entry Procedures and Settlement.”

If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

•	The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

•	You may exchange, transfer, present for payment or exercise securities at the office of the relevant indenture trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or we may perform them ourselves.

•	You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

•	If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

•	If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust & Clearing Corporation, or DTC, a securities depositary, and will be registered in the name of Cede & Co. or another nominee of DTC. DTC, Cede & Co., or such nominee, will thus be the only registered holder of these securities. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.

Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures.

If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation. We may also permit beneficial owners of book-entry securities represented by a global security to exchange their beneficial interests for definitive (paper) securities if, in our sole discretion, we decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

Initial settlement for the securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants thereof, it is under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The applicable prospectus supplement or free writing prospectus will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. We may grant underwriters an option to purchase additional securities to cover over-allotment, if any, or otherwise in connection with the distribution. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on NASDAQ (or any exchange or quotation system on which our securities are listed) may engage in passive market making transactions in our ordinary shares, warrants or units, as applicable, on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement or free writing prospectus the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement or free writing prospectus, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or free writing prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or free writing prospectus (or a post-effective amendment).

Delayed Delivery Contracts

If we so indicate in the prospectus supplement or free writing prospectus, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement or free writing prospectus. The prospectus supplement or free writing prospectus will describe any commission payable for solicitation of those contracts.

Subscription Offerings

Direct sales to investors or our shareholders may be accomplished through subscription offerings or through subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through subscription rights, the subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Dutch law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters will be passed upon for us by NautaDutilh N.V., Amsterdam, the Netherlands. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of ProQR Therapeutics N.V. as of December 31, 2013 and 2014 and for the year ended December 31, 2014 and for the period from February 21, 2012 (inception) through December 31, 2012 included in this prospectus have been audited by Deloitte Accountants B.V., an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated under the laws of the Netherlands. Substantially all of our business is conducted, and substantially all of our assets are located, in the Netherlands. Most of our directors and the experts named in this prospectus are residents of, and most of their assets are located in, jurisdictions outside the United States. As a result, it may be difficult for you to serve process on us or these persons within the United States or to enforce against us or these persons in courts in the United States, judgments of these courts predicated upon the civil liability provisions of U.S. securities laws. In addition, it is not clear whether a Dutch court would impose civil liability on us, members of our management board, supervisory board or any of the experts named in this prospectus in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands. We have appointed CT Corporation System, New York, New York, as our agent for service of process in the United States with respect to any action brought against us in the United States District Court for the Southern District of New York under the securities laws of the United States or any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

As there is no treaty on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Netherlands, courts in the Netherlands will not automatically recognize and enforce a final judgment rendered by a U.S. court. In order to obtain a judgment enforceable in the Netherlands, claimants must obtain from a Dutch court leave to enforce the judgment rendered by a U.S. court. Under current practice, however, a Dutch court will grant leave to enforce, without a review on the merits of the underlying claim, if it finds that:

•	the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

•	the final judgment results from proceedings compatible with Dutch concepts of due process; or

•	the final judgment does not contravene public policy of the Netherlands.

If no leave to enforce is granted, claimants must litigate the claim again before a Dutch competent court.

In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). To obtain compensation for damages, individual claimants can base their claim on the declaratory judgment obtained by the foundation or association but they still need to individually sue the defendant for damages. Alternatively, in order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of $200 million of the securities registered under this registration statement. All amounts other than the SEC registration fee and FINRA filing fee are estimates.

SEC registration fee		$20,140
FINRA filing fee		30,500
NASDAQ fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Trustee’s fees and expenses		*
Miscellaneous costs		*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

4,969,805 Shares

ProQR Therapeutics N.V.

Ordinary Shares

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

H.C. Wainwright & Co.

Co-Manager

National Securities Corporation

November 14, 2017